UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Force Protection Video Equipment Corp.

(Exact name of registrant as specified in its charter)

Florida

7382

45-1443512

(State of incorporation or organization)         (Primary Standard Industrial Classification Code)      (I.R.S. Employer Identification Number)

Force Protection Video Equipment Corp.

130 Iowa Lane

Suite 102

Cary, NC 27511

(919) 780-7897

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Eric P. Littman, Esq.

Eric P. Littman, P.A.

7695 S.W. 104th Street

Miami, FL 33156

Tel: (305) 663-3333) 668-0003

Email: littmanlaw@gmail.com

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric P. Littman, Esq.

Eric P. Littman, P.A.

7695 S.W. 104th Street

Miami, FL 33156

Tel: (305) 663-3333

Fax: (305) 668-0003

Email: littmanlaw@gmail.com

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Aggregate Maximum Offering Price	Amount of Registration Fee (4)
Common stock, $0.0001 par value per share, underlying 8% Convertible Promissory Notes	90,073,530 (3)	$0.0075	$675,551	$78.30

(1)

Represents shares of our common stock being registered for resale that have been issued or will be issued to the sole selling stockholder named in this registration statement.  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.0001 par value per share, issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)

Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) of the Securities Act.  Price per share shown is the average of the high and low sales prices of the registrant’s common stock as reported in the consolidated reporting system as reported on the OTC Markets OTCQB on January 3, 2017, which date is within five (5) business days of the filing of this registration statement.

(3)

Represents shares of common stock issuable upon conversion of 8% Convertible Promissory Notes by the selling stockholder named in this registration statement.

(4)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION       DATED JANUARY   [__], 2017

90,073,530 Shares of Common Stock

Force Protection Video Equipment Corp.

This prospectus relates to the registration and resale of up to 90,073,530 shares of our common stock, par value

$0.0001 per share, by the selling stockholder identified herein, RDW Capital, LLC (“RDW” or the “Selling Stockholder”). The shares of common stock offered under this prospectus by the Selling Stockholder are issuable, or may in the future become issuable, in connection with the conversion of 8% Convertible Promissory Notes sold to the Selling Stockholder pursuant to a Securities Purchase Agreement between the Selling Stockholder and us, dated September 1, 2016 (the “RDW Financing”).   See “Private Placement of Securities” for additional information on the RDW Financing.

We will pay all expenses of registering the shares of common stock. We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

Our common stock is currently listed on the OTC Markets OTCQB under the symbol “FPVD.” On January 3, 2017, the last reported sale price of our common stock as reported on the OTCQB was $0.0085 per share.

The Selling Stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell its respective shares of common stock in the section of this prospectus entitled “Plan of Distribution.”

The Selling Stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the common stock offered pursuant to this prospectus.

This investment involves a high degree of risk. You should purchase shares of common stock only if you can afford a complete loss. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is  2017.

Neither we nor the Selling Stockholder have authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The Selling Stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

In this prospectus, “Force Protection,” the “Company,” “we,” “us,” and “our” refer to Force Protection Video Equipment Corp., a Florida corporation.

Company Information

Our principal executive office is located at 130 Iowa Lane, Suite 102, Cary, North Carolina 27511. Our telephone number is 919-780-7897. Our website is www.forceprovideo.com, and the information contained therein is not part of this prospectus.

We are a development-stage company, incorporated in the state of Florida on March 11, 2011. The Company is in the business of selling video and audio capture devices initially targeted to law enforcement agencies and has established a web site at www.forceprovideo.com whereby customers can view our products and place orders. Our principal product which we sell is the LE10 camera system (the “LE10”), which is a small bodied, high definition (HD) camera which is half the size and half the price of most law enforcement cameras currently available. The LE10 does not require special software or expensive storage contracts. The video files can quickly be downloaded into a standard law enforcement case file and the micro SD cards are sealed in the provided static evidence bags and then securely stored in the department's evidence locker. Our video and audio capture devices are compact, ergonomic, tamperproof and designed to capture HD video and/or audio on demand enabling our customers to capture content while engaged in a wide range of activity. We also sell accessories that enhance the functionality and versatility of our products, including mounts, such as the helmet, handlebar, roll bar and tripod mounts, as well as mounts that enable users to wear the camera on their bodies, such as the wrist housing, chest harness and head strap. Other accessories include spare batteries, charging accessories and memory drives. Our products are marketed primarily to law enforcement due to their unique need to capture important events in the course of their duties.

As of the date of this prospectus, Paul Feldman is our sole officer and director. Mr. Feldman spends fulltime on our business. We sold our first on body video camera in May 2015. To date, our products have been sold to twenty- nine (29) state and local law enforcement agencies.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks including:

•

We are obligated to issue common stock upon conversion of the RDW Notes which will cause substantial dilution to investors and reduce the trading price of our common stock.

•

RDW will pay less than the then-prevailing market price for our common stock if they convert the RDW Notes.

•

Our stock price is volatile and you may not be able to resell your common stocks at or above the current trading price of our common stock.

•

Our stock price will likely materially decline because RDW has the ability to convert the RDW Notes into a large number of common stock which will result in significant  dilution.

•

There is a limited market for our common stock.

•

There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.

•

We only commenced our present business plan to sell on-body cameras in May of 2015 and as such, there is little or no historical performance for you to base an investment decision upon, and we may never become profitable.

•

We are dependent on sales of our securities to fund our operations.

•

Third parties can purchase the same products we sell which may negatively affect our revenues.

•

Our failure to compete effectively could adversely affect our market share, financial condition and future growth.

•

We are dependent on our manufacturer in China and any disruption or extended delay in product supply from our manufacturer could have a significant adverse impact on our operations.

•

We do not have a written agreement with our manufacturer that obligates it to provide products to us.

•

Expenses required to operate as a public company will reduce funds available to develop our business.

•

We may be subject to product liability claims and we do not have insurance coverage for such claims.

•

Should we lose the service of Paul Feldman, our sole officer and director, our operations and financial condition will be adversely affected.

Financial Summary

The tables and information below are derived from our unaudited financial statements for the three and six month period ended October 31, 2016 and audited financial information for the year ended April 30, 2016 and 2015.

As of the date of this prospectus, we had cash on hand of approximately $104,000 for our operational needs. Currently, our operating expenses are approximately $16,000 per month. If we fail to generate sufficient revenues or raise additional funds to meet our monthly operating costs, we would have available cash for our operating needs for approximately 17 months. Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the consolidated financial statements and their explanatory notes before making an investment decision.

	As of October 31, 2016 (Unaudited)		As of April 30, 2016	As of April 30, 2015
Financial Summary

Cash & Cash Equivalents	$158,603		$ 227,273 227,273	$ 35,226

Total Assets	$360,566		$ 369,357	$ 60,576

Total Current Liabilities	$326,240		$ 121,133	$ 17,017

Total Liabilities and Stockholders’ Equity (Deficit)	$ 1,199,704		$ 369,357	$ 60,576
For the Three Months Ended October 31, 2016 (Unaudited)		For the Six Months Ended October 31, 2016 (Unaudited)	For The Year Ended April 30, 2016	For The Year Ended April 30, 2015
Statement of Operations

Revenue	$ 17,464	$33,176	$ 67,954	$ 5,000

Total Expenses	$185,536	$411,511	$1,290,400 1,290,400	$ 67,999

Net Loss for the Period	($349,926)	($839,138)	$(1,262,001)	$ (62,999)

Private Placement of Securities

The shares of common stock offered by the Selling Stockholder pursuant to this prospectus were issued, or will be issuable, in connection with the following private placement transaction.  See “Private Placement of Securities” for additional information.

RDW Financing

On September 1, 2016, we entered into a securities purchase agreement (the “RDW Purchase Agreement”) with RDW pursuant to which RDW agreed to  purchase 8% Convertible Promissory Notes in the aggregate principal amount of  $367,500 for a purchase price of $350,000 (a 5% original issue discount (“OID”) totaling $17,500) in two tranches.  RDW purchased the first tranche in the aggregate principal amount of $157,500 (the “First RDW Note”) for a purchase price of $150,000 which it funded on September 6, 2016.  RDW is irrevocably bound to purchase the second tranche in the aggregate principal amount of $210,000 (the “Second RDW Note,” and together with the First RDW Note, the “RDW Notes”) for a purchase price of $200,000 on the second (2nd) trading day following the date this registration statement is declared effective by the Securities and Exchange Commission.  The RDW Notes accrue interest at a rate of 8% per annum, which interest amount is guaranteed.  The RDW Notes are convertible at any time at a conversion price equal to 60% of the lowest traded price of our common stock in the twenty (20) trading days prior to the conversion date.  The RDW Notes mature six (6) months after the issuance date.

THE OFFERING

Shares of Common Stock Offered by the Selling Stockholder (1)	Up to 90,073,530 shares of common stock.
Offering Expenses	We will pay all expenses of registering the securities, estimated at approximately $37,153.
Shares of Common Stock Outstanding Before the Offering	219,762,323
Shares of Common Stock Outstanding After the Offering (assuming conversion of all of the RDW Notes)	309,835,853
Terms of the Offering	Upon conversion of the RDW Notes, RDW will determine when and how it will sell the securities offered in this prospectus as described in “Plan of Distribution.”
Trading Market	Our common stock is traded on the OTC Markets OTCQB under the symbol “FPVD.”
Use of the Proceeds	We will not receive proceeds from the sale of the shares of common stock by RDW. See “Use of Proceeds.”
Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

(1) The common stock offered by the Selling Stockholder is based on a conversion price equal to 60% of $0.0068, the trading price of our common stock on December 30, 2016.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward- looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Related to Our Financial Condition

We only commenced our present business plan to sell on-body cameras in May of 2015 and as such, there is little historical performance for you to base an investment decision upon, and we may never become profitable.

In February of 2015, we changed our business to the commercialization of on-body cameras. Our first sale of on-body cameras was in May 2015. For the three months ended October 31, 2016, we had revenues of only $17,464 and a net loss of $349,926. For the six months October 31, 2016, we had revenues of $33,176 and a net loss of $839, 138. For the year ended April 30, 2016, we had revenues of only 67,964 and a net loss of 1,262,001. Accordingly, because we have had only limited sales since implementing our present business plan, there is limited historical performance for you to evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable.

We are dependent on the sale of our securities to fund our operations.

Between March 24, 2015 and May 14, 2015, we sold 100,000 and 50,000 shares of our common stock at the price of $0.50 and $0.10 per share respectively, or an aggregate of $50,000 and $5,000. From August 25, 2015 through May 13, 2016, we issued multiple convertible promissory notes (the “Private Placement Notes”) with a cumulative face amount of $442,000 to six accredited investors. All principal and interest due under the Private Placement Notes was converted between March 2, 2016 and July 8, 2016 into an aggregate of 31,176,207 shares of our common stock at prices between $0.168 and $0.00108 per share. On November 12, 2015, December 31, 2015 and March 10, 2016, we issued three notes to RDW with an aggregate principal amount of $472,500. Between March 14, 2016 and August 29, 2016, RDW converted $471,708 into an aggregate of 118,354,107 shares of our common stock at prices between $0.192 and $0.0014 per share. All principal under the November 12, 2015 and December 31, 2015 notes has been paid with a principal balance of $792 remaining under the March 10, 2016. The combined accrued and unpaid interest under these notes is $13,281 as of September 20, 2016. On May 13, 2016 and May 20, 2016, we issued two convertible notes to RDW with an aggregate principal amount of $157,500. All the principal on the May 13, 2016 note has been paid and converted into 32,872,308 shares of common stock.  The remaining principal balance on the May 20, 2016 note is $29,100 with the balance of $23,400 being converted into 9,000,000 shares of common stock. As of October 31, 2016 we had generated revenues of approximately $100,000 from our current business of selling on-body cameras. We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our business, operating results and financial condition will be negatively impacted.

For the six months ending October 31, 2016, we had revenues of $33,176 from the sale of our on-body camera and related accessories. For the year ended April 30, 2016, and six months ended October 31, 2016, we had a net loss of $1,262,001 and $402,112 respectively. Because we have limited revenues and lack historical financial data, including revenue data, our future revenues are unpredictable.

As of the date of this prospectus, we had cash on hand of approximately $104,000 for our operational needs. Currently, our operating expenses are approximately $16,000 per month. If we fail to generate sufficient revenues or raise additional funds to meet our monthly operating costs, we would have available cash for our operating needs for approximately 17 months.

Until we generate material operating revenues, we require additional debt or equity funding to continue our operations and implement our plan of operations. If we fail to generate sufficient revenues or raise additional funds to meet our monthly operating costs, our business, operating results and financial condition will be negatively impacted.

Risks Related to Our Business

Our business depends on the development of markets for detection and surveillance products and solutions.

Our products are designed to address the markets for detection, surveillance and integrated solutions. Our products are targeted to both state and local governmental agencies and the private sector. These markets and the types of products and services sold in these markets are emerging. Our ability to grow will depend in part on the rate at which markets for our products develop and on our ability to adapt to emerging demands in these markets. Geopolitical developments, terrorist attacks and government mandates may cause sharp fluctuations in the demand for our products.

Third parties can purchase the same products we sell which may negatively affect our revenues.

We purchase our products from a third party manufacturer in China which sells products to other companies. As such, third parties can purchase the same products as us which puts us at a competitive disadvantage and may have a negative impact on our revenues.

Our industry is highly competitive, and our failure to compete effectively could adversely affect our market share, financial condition and future growth.

We operate in a highly competitive environment. In addition to facing competition generally from businesses seeking to attract discretionary spending dollars, the on-body camera industry itself is highly fragmented, resulting in intense competition. We compete with single location dealers and, to a lesser degree, with national specialty stores. Dealer competition is based on the quality of available products, the price and value of the products and attention to customer service. There is significant competition in the markets which we plan to enter.

Our competitors are large national or regional chains that have substantially greater financial, marketing and other resources than us. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results  and financial condition.

The success of our business depends on our ability to market our on-body camera and accessories effectively.

Our ability to establish effective marketing and advertising campaigns is the key to our success. Our advertisements must effectively promote our corporate image and the pricing of such products. If we are unable to create awareness of our products, we may not be able to attract customers. Our marketing activities may not be successful in promoting the products we sell or pricing strategies or in retaining and increasing our customer base. We cannot assure you that our marketing programs will be adequate to create a demand for our products or support our future growth, which may result in a material adverse effect on our results of operations.

We may be subject to warranty claims that could result in significant direct or indirect costs, or we could experience greater returns from retailers than expected, which could harm our business and operating results.

We accept returns of defective products for two weeks after purchase. Additionally, our manufacturer provides a one year warranty on all of our products. The occurrence of any material defects in our products could make us liable for warranty claims in excess of our current reserves. In addition, we could incur significant costs to correct any defects, warranty claims or other problems, including costs related to product recalls. A significant product defect could materially harm our brand image and could force us to conduct a product recall. This could damage our relationships with our customers and reduce end-user loyalty.

A product recall would be particularly harmful to us because we have limited financial and administrative resources to effectively manage a product recall and it would detract management’s attention from implementing our core business strategies. As a result, a significant product defect or product recall could cause a decline in our sales and profitability, and could reduce or deplete our financial resources. Any negative publicity related to the perceived quality of our products could affect our brand image, decrease retailer, distributor and customer demand, and adversely affect our operating results and financial condition. Warranty claims may result in litigation, the occurrence of which could adversely affect our business and operating results.

Purchasers of our products may be injured while engaging in activities that they self-capture with our on-body camera, and we may be exposed to claims, or regulations could be imposed, which could adversely affect our brand, operating results and financial condition.

Our law enforcement and other customers use our on-body camera and accessories to self-capture their participation in a wide variety of activities which may carry the risk of significant personal injury or result in death. We may be subject to claims if our customers are injured while using our products. We have no insurance coverage for such claims. Additionally, some businesses may ban the use of our products in their facilities to limit their own liability.  If lawmakers or governmental agencies were to determine that the use of our products increased the risk of injury to all or a subset of our customers, they may pass laws or adopt regulations that limit the use of our products or increase our liability associated with the use of our products. Any of these events could adversely affect our brand, operating results or financial condition.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

We have not secured intellectual property protection of the Force Protection name. Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us for which we may be liable.

If our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing our products.

If we fail to develop our brand cost-effectively, our business may be adversely affected.

The success of our products marketed under the Force Protection brand will depend upon the effectiveness of our marketing efforts. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building the brands. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

We must be able to adapt to rapidly changing technology trends and evolving industry standards or we risk our products becoming obsolete.

The market in which we compete is characterized by intensive development efforts and rapidly advancing technology. Our future success will depend, in large part, upon our ability to anticipate and keep pace with advancing technology and competing innovations. We may not be successful in identifying, developing and marketing new products or enhancing our existing products. We believe that a number of large companies, with significantly greater financial, manufacturing, marketing, distribution and technical resources and experience than ours, are focusing on the development of products in the security and law enforcement industry.

We are dependent on our manufacturer in China. Any disruption or extended delay in product supply from any of our distributors could have a significant adverse impact on our operations.

We are dependent on one manufacturer in China. We do not have guaranteed supply or pricing arrangements with our manufacturer, but submit purchase orders and pay for products as needed. As a result, we risk increased cost of our products.

Our ability to sustain satisfactory levels of sales will be dependent in part upon the ability of third party suppliers of raw materials to our manufacturer as well as our manufacturer to properly perform its functions and to comply with local regulations and market our products. While outsourcing manufacturing and distribution to third parties may reduce the cost of operations, it also reduces direct control by us over the services rendered. Although we attempt to select a reputable manufacturer, it is possible it could fail to perform as we expect.

The failure of our manufacturer to supply products as required by us could have a material adverse effect on our business, results of operations and financial condition. If we do not timely and effectively develop and implement our outsourcing strategy or if third party providers do not perform as anticipated, we may experience operational difficulties, increased costs, or even manufacturing delays, which could materially and adversely affect our business, financial condition and results of operations.

Although a number of alternative manufacturers exist that we believe could replace our manufacturer with alternative sources at comparable prices and terms, any disruption or extended delay in our manufacturing obtaining raw material products from any of our third party suppliers could have a significant adverse impact on our operations. In addition, the time needed to replace our manufacturer could adversely affect our operations by delaying shipments and potentially losing customers to our competition.

Our manufacturer purchases some components, subassemblies and products from third party suppliers. The loss of any of these suppliers may substantially disrupt our ability to obtain orders and fulfill sales as we design and qualify new components.

We rely on third party components and technology to build our products, and we rely on our manufacturer to obtain the components, subassemblies and products necessary for the manufacture of our products. Shortages in components that we use in our products are possible, and our ability to predict the availability of such components is limited. While components and supplies are generally available from a variety of sources, we and our manufacturer currently depend on a single or limited number of suppliers for several components for our products. If our suppliers of these components or technology were to enter into exclusive relationships with other providers, or were to discontinue providing such components and technology to us and we were unable to replace them cost effectively, or at all, our ability to provide our products would be impaired. Our manufacturer generally relies on purchase orders rather than long-term contracts with these suppliers. As a result, even if available, we and our manufacturer may not be able to secure sufficient components at reasonable prices or of acceptable quality to build our products in a timely manner. Therefore, we may be unable to meet customer demand for our products, which would have a material adverse effect on our business, operating results and financial condition.

Risks Related To Our Management

Should we lose the services of Paul Feldman, our sole officer and director, our operations and financial condition may be negatively impacted.

Our future depends on the continued contributions of Paul Feldman, our sole officer and director, who would be difficult to replace. Mr. Feldman’s services are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Feldman. Should we lose the services of Mr. Feldman, we may be unable to replace his services with equally competent and experienced personnel and our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

We incur costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matters and our management has no experience in such matters.

Paul Feldman, our sole officer and director, is responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are relatively new to Mr. Feldman and at times will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, each of which would increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders must rely on our sole director Paul Feldman, who is not independent, to perform these functions.

We have only one officer and director. We do not have an audit or compensation committee or Board of Directors as a whole that is composed of independent directors. Because Paul Feldman, our sole director, is also our sole officer and controlling shareholder, he is not independent. There is a potential conflict between his interests, our interests and our shareholders’ interests, since our sole director is also our sole officer and will make decisions concerning his own compensation and audit issues. Until we have an audit or compensation committee or independent directors, there may be less oversight of Mr. Feldman’s decisions and activities and little or no ability for our minority shareholders to challenge or reverse his activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to the RDW Financing and our Common Stock

Common Shares that we issue upon conversion of promissory notes will dilute our existing stockholders and depress the market price of our common stock.

As of the date of this prospectus, we are obligated to issue approximately 88,888,614 common shares upon conversion of all currently outstanding RDW convertible promissory notes, including the First RDW Note dated September 1, 2016, but excluding the Second RDW Note. The 88,888,614 share total is based on $344,100 of currently outstanding principal and $29,232.18 of unpaid interest and based upon 60% of the trading price of $0.0068 of our common shares on December 30, 2016. The total potential issuable shares increases to 138,888,614 with the inclusion of the Second RDW Note with a principal amount of $210,000. As of the date of this prospectus, no shares have been issued pursuant to conversion of the RDW Notes as RDW has not elected to convert any part of the RDW Notes to date.

The issuance of shares upon conversion of the RDW Notes will dilute our existing shareholders. The number of common shares issuable by us upon conversion of the RDW Notes is dependent on the trading price of our common shares during the twenty days prior to conversion. If the price of our stock declines in value, we will be obligated to issue more shares to the note holders which would have a further dilutive effect on our stock which could depress the market price of our common stock.

Prior to the issuance of stock upon the conversion of convertible debt and as of our fiscal third quarter ended January 31, 2016, the Company had outstanding 18,755,095 shares of common stock. Subsequent to January 31, 2016, and through January 3, 2017, the Company issued 155,184,107 shares of common stock to RDW upon their election to convert $564,118 of convertible promissory notes resulting in a dilutive effect from the RDW note conversions of 89.2%; in other words, reducing the ownership of the 18,755,095 shares from 100% ownership to 10.8% ownership.

The Company currently has outstanding 219,762,323 shares of common stock. Assuming the conversion of all currently outstanding RDW convertible promissory notes and the Second RDW Note (to be issued upon this prospectus being declared effective) as of January 3, 2017, the Company would issue an additional 138,888,614 shares of common stock resulting in a dilutive effect of 38.83%; meaning that the 100% ownership of the currently outstanding 219,762,323  shares of common stock would be reduced to 61.17% ownership of the ensuing total outstanding share count of 358,650,937 shares of common stock.

We may be required to issue significant amount of common shares upon conversion of notes that could result in a change of control.

The conversion price of the RDW Notes is based upon the trading price of our common shares. There is no way to determine with certainty the number of common shares we will be required to issue should note holders convert their notes into our common shares. As the RDW Notes are converted our stock price will decline requiring us to issue an increased number of common shares. We are currently authorized to issue 750,000,000 common shares. We presently have 219,762,323 shares outstanding. We could be required to increase our authorized shares to provide sufficient authorized common stock for conversion of the RDW Notes. Paul Feldman, our Chief Executive Officer, President and Director presently holds 1,000,010,000 votes on matters submitted to our common stockholders.

Holders of the RDW Notes convertible into our common stock will pay less than the then- prevailing market price for our common stock.

The RDW Notes are convertible at 60% of the lowest traded price in the twenty days prior to the date of conversion. As such, the note holders have a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If the noteholders sell shares, the price of our common stock will likely decrease. If our stock price decreases, the noteholders may have a further incentive to sell the shares of our common stock that they hold. These sales may put further downward pressure on our stock price and reduce the value of your common shares.

If our stock price materially declines, the convertible note holders will have the right to a large number of shares of common stock upon exchange of amounts due under the RDW Notes, which may result in significant dilution.

The RDW Notes have a conversion feature which is based upon 60% of our lowest trading price over a twenty trading day period. If our common stock price materially declines, we will be obligated to issue a large number of shares to the holders of these notes upon conversion. This will likely materially dilute existing shareholders. The potential for such dilutive issuances upon conversion of outstanding notes may depress the price of common stock regardless of our business performance, and could encourage short selling by market participants, especially if the trading price of our common stock begins to decrease.

The market for shares quoted on the OTC Markets OTCQB has experienced numerous frauds and abuses, which could adversely affect investors in our stock.

We believe that the market for shares of companies quoted on the OTC Markets OTCQB has suffered from patterns of fraud and abuse. Such patterns include:

•

control of the market for the security by one or a few broker-dealers;

•

manipulation of prices through prearranged matching of purchases and sales and false and misleading statements made by parties unrelated to the issuer;

•

“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of OTC Pink companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product. Should this occur in our common stock, investors will likely be adversely affected.

Our common shares are thinly traded, so you may be unable to sell at or near asking prices, or at all.

Our common stock is quoted on the OTC Markets OTCQB. Shares of our common stock are thinly- traded, meaning that the number of persons interested in purchasing our common shares at or near asking prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including:

•

we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume; and

•

stock analysts, stock brokers and institutional investors may be risk-averse and be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable

As a result, our stock price may not reflect an actual or perceived value. Also, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our common shares may not develop or if developed, may not be sustained. Due to these conditions, you may not be able to sell your shares at or near asking prices or at all should you attempt to sell your shares.

Our stock price may be volatile and you may not be able to resell your shares at or above the current trading price.

Our common stock is quoted on the OTC Markets Group’s OTC Pink. Trading in stock quoted on the OTC Pink is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The market price of our common stock may be highly volatile. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Pink and other over the counter trading systems do not benefit from the same type of Market- Maker trading systems utilized by stock exchanges such as the NYSE and AMEX and quotation systems such as the NASDAQ in which trading of a security is enhanced by to the presence of Market-Maker(s) who are dedicated to the trading of a particular listed company’s shares. Rather, on the OTC Pink and other over the counter markets, there is no assurance that a bid/ask will be posted to facilitate trading of an over the counter listed issue at any particular point in time. As a result, trading of securities on the OTC Pink and other over the counter systems is often more sporadic than the trading of securities listed on the NYSE, AMEX, NASDAQ or similar large stock exchanges or stock markets. Accordingly, shareholders may have difficulty selling their shares at any particular point in time. Additionally, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

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our ability to fully execute our business plan;

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changes in our industry;

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our ability to obtain working capital financing;

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additions or departures of key personnel;

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a “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•

sales of our common stock (particularly following effectiveness of this resale registration statement) upon conversion of outstanding promissory notes;

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operating results that fall below expectations;

•

regulatory developments;

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economic and other external factors;

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period-to-period fluctuations in our financial results;

•

the public’s response to press releases or other public announcements by us or third parties;

•

the development and sustainability of an active trading market for our common stock; and

•

future sales of common stock by our officers, directors and significant stockholders.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our officers and directors have voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 219,762,323 shares of common stock outstanding, each entitled to one vote per common share and 5,000,000 shares of Series A Preferred Stock which entitled the holder to two hundred votes per share. Our sole officer and director, Paul Feldman, controls 10,000,000 common shares and 5,000,000 Series A Preferred Shares which represent an aggregate of 1,010,000,000 out of 1,219,762,323 total votes outstanding or approximately 83% of the votes on all matters submitted to a vote of our stockholders. As such, Mr. Feldman has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Mr. Feldman’s control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us  to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our  reported financial information and have a negative effect on the market price for shares of our common  stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing  similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. This annual report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of our registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Because our sole officer and director is our controlling stockholder, he can exert significant control over our business and affairs, and have actual or potential interests that may depart from those of investors.

As of the date of this prospectus, our sole officer and director, Paul Feldman, holds approximately 83% of our outstanding voting stock and has the ability to control all matters submitted to a vote of our stockholders. The interests of Mr. Feldman may differ from the interests of our other stockholders, including investors. As a result, in addition to board seats and offices, Mr. Feldman controls all corporate actions requiring stockholder approval, irrespective of how our other stockholders, including investors, may vote, including the following actions:

•

to elect or defeat the election of our directors;

•

to amend or prevent amendment of our Certificate of Incorporation or By-laws;

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to effect or prevent a merger, sale of assets or other corporate transaction; and

•

to control the outcome of any other matter submitted to our stockholders for vote.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative  effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends. In addition, the terms of our existing credit facilities preclude, and the terms of any future debt agreements is likely to similarly preclude, us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole resource of gain for the foreseeable future. Investors seeking cash dividends should not purchase our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s (“SEC”) penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to  the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 750,000,000 shares of common stock, $0.0001 par value per share and 5,000,000 shares of Series A Preferred Stock. As of the date of this prospectus, we had 219,762,323 shares of common stock and 5,000,000 shares of Series A Preferred Stock outstanding. Accordingly, we may issue up to an additional 447,183,629 shares of common stock, including the 90,073,530 shares of common stock being registered hereunder which are issuable upon conversion of prior RDW Notes. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors”. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments.

USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the sale of shares of common stock under this prospectus.  We will not receive any proceeds from these sales.

The Selling Stockholder will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses it incurs in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

PRIVATE PLACEMENT OF SECURITIES

The shares of common stock offered by the Selling Stockholder pursuant to this prospectus were issued, or will be issuable, in connection with the private placement transaction described below.

Securities Purchase Agreement

On September 1, 2016, we entered into a securities purchase agreement (the “RDW Purchase Agreement”) with RDW Capital, LLC, (“RDW”) a Florida limited liability company. Pursuant to the  RDW Purchase Agreement, we agreed to sell to RDW an aggregate of $367,500 in principal amount of 8% Convertible Promissory Notes (the “RDW Notes”) for a purchase price of $350,000, which included a 5% original issue discount (“OID”) totaling $17,500.  The purchase of RDW Notes will occur in two tranches: (i) $157,500 in aggregate principal amount for a purchase price of $150,000, which RDW purchased on September 1, 2016 and funded on September 6, 2016,  (the “First RDW Note”) and (ii) $210,000 in aggregate principal amount for a purchase price of $200,000 which RDW is irrevocably bound to purchase on the second (2nd) trading day after this Registration Statement is declared effective by the SEC.

8% Convertible Promissory Notes

The RDW Notes have the following terms and conditions:

•

The principal amount outstanding accrues interest at a rate of 8% per annum, which interest is guaranteed.

•

Interest is due and payable on each conversion date and on the maturity date.

•

The RDW Notes mature six months after issuance. The maturity date of the First RDW Note is March 1, 2017.

•

At any time, at the option of the holder, the RDW Notes are convertible, into shares of our common stock at a conversion price equal to 60% of the lowest traded price of our common stock in the twenty trading days prior to the conversion date.

•

We may prepay the RDW Notes in whole or in part at any time with ten days written notice to the holder for the sum of the outstanding principal and interest multiplied by 130%.

•

Upon an event of default under the RDW Notes, RDW may accelerate the outstanding principal, plus accrued and unpaid interest, and other amounts owing through the date of acceleration (“Acceleration”).

•

Upon Acceleration, the amount due in cash will be 130% of the outstanding principal amount of the Note and accrued and unpaid interest, together with payment of all other amounts, costs, expenses and liquidated damages due under the RDW Notes.

•

Conversions of the RDW Notes shall not be permitted if such conversion will result in the holder owning more than 4.99% of our common shares outstanding after giving effect to such conversion.

Registration Rights Agreement

In connection with the RDW Financing, on September 1, 2016, we entered into a Registration Rights Agreement (the “RDW Registration Rights Agreement”) pursuant to which we agreed to register for resale on Form S-1 the shares of common stock issuable upon conversion of the RDW Notes. Pursuant to the RDW Registration Rights Agreement, we agreed to file the registration statement within 30 days after execution of the RDW Registration Rights Agreement. We are obligated to pay financial penalties of 1% of the subscription amount if this registration statement is not declared effective by the SEC within ninety days after filing.  This registration statement covers the resale of shares issuable upon conversion of the First RDW Note and Second RDW Note.

Placement Agent

Pursuant to our agreement with Carter, Terry & Company (“CTC”), we are required to pay CTC a 10% cash fee of any funding up to $1,000,000, and a stock fee equal to 4% of any financing we receive divided by the closing price of our common stock on the date of closing of the financing transaction. CTC acted as placement agent in connection with the RDW Financing.  CTC is an underwriter within the meaning of the Securities Act.

SELLING SECURITY HOLDERS

The following table details the name of the sole Selling Stockholder, RDW Capital, LLC (“RDW”), the number of shares beneficially owned by such Selling Stockholder and the number of shares that may be offered by such Selling Stockholder for resale under this prospectus.

In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of common stock as to which the Selling Stockholder has sole or shared voting power or investment power and any shares of common stock the Selling Stockholder has the right to acquire within sixty (60) days (including shares of common stock issuable pursuant to securities currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

RDW may sell any number of shares of our common stock which are issuable upon conversion of amounts due under the RDW Notes. Because RDW may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares, no definitive estimate as to the number of shares that will be held by RDW after the offering can be provided. Therefore, the following table has been prepared on the assumption that the entire 90,073,530 common shares being registered under this prospectus will be sold by RDW to parties unaffiliated with RDW. Because the conversion price of the RDW Notes is variable based on 60% of the lowest traded price of our common stock in the twenty (20) trading days prior to the conversion date, the number of shares of common stock that will actually be issued upon conversion of the RDW Notes may be more or less than the number of shares of common stock being offered by this prospectus.

The following table is based on 219,762,323 shares outstanding as of the date of this registration statement.

Name of selling security holder	Number of shares owned before this offering	Number of shares to be offered for sale	Number of shares to be owned after the offering is complete (2)	Percent of Common Stock owned after the offering is complete (3)(4)
RDW Capital, LLC (1)	90,073,530(5)	90,073,530	--	--

(1)

RDW Capital LLC is a Florida limited liability company controlled by Gary Rogers and John DeNobile.

(2)

We have assumed that all shares registered for sale under this prospectus will be sold, but there is no obligation on the part of the sole Selling Stockholder to sell all of our shares offered by this prospectus as detailed below in the section entitled “Plan of Distribution”.

(3)

After the offering is complete, assuming all of the RDW Notes are issued and converted into the 90,073,530shares being registered we would have 309,835,853 common shares outstanding. The 90,073,530 shares being registered upon issuance will represent approximately 29.1% of our common shares.

(4)

Under the terms of the RDW Notes, conversions of the RDW Notes shall not be permitted if such conversion will result in RDW owning more than 4.99% of our common shares outstanding after giving effect to such conversion.

(5)

On or about April 12, 2106, RDW completed the resale of the securities registered by the Company on its Form S-1 which went effective April 12, 2016.

To our knowledge, neither the Selling Stockholder nor its beneficial owners:

●

has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or

●

are broker-dealers or affiliated with broker-dealers.

In addition to the transaction described above in “Private Placement of Securities,” we have had the following material relationships with the Selling Stockholder:

On November 12, 2015, December 31, 2015, March 10, 2016, May 13, 2015, May 20, 2016 and August 22, 2016, we issued six notes to RDW with an aggregate principal amount of $787,500.  Between March 14, 2016 and August 29, 2016, RDW converted $471,708 into an aggregate of 118,354,107 shares of our common stock at prices between $0.192 and $0.0014 per share. All principal under the November 12, 2015 and December 31, 2015 notes has been paid. Between September 7, 2016 and December 28, 2016, RDW converted all of the principal on the note dated May 13, 2016 in the principal amount of $92,680 into 32,872,308 shares of our common stock at prices between $0.00134 and $0.003. On January 3, 2017, RDW converted $23,400 of its May 20, 2016 note into 9,000,000 shares of our common stock at $0.0026 per share. As of January 3, 2017, there remains a principal balance due of all the notes outstanding to RDW of $344,100. The accrued and unpaid interest due under such notes is $29,232.18 as of January 3, 2017.

PLAN OF DISTRIBUTION

We are registering 90,073,530 shares of our common stock offered by the Selling Stockholder. As discussed above in the subsection entitled “Risk Factors - Risks Related to the Financing and our Common Stock”, we are registering 90,073,530 shares issuable upon conversion of the First RDW Note and Second RDW Note in the aggregate principal amount of $367,500 as of the date of this registration statement at the conversion price of 60% of the lowest trading price in the twenty trading days prior to the filing of this registration statement ($0.0068) on December 30, 2016.

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Markets or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling  shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such Selling Stockholder.

RDW and Carter, Terry & Company, a registered broker-dealer who served as the placement agent for the RDW Financing are each underwriters within the meaning of the Securities Act. In addition to RDW and Carter, Terry & Company being underwriters under the Securities Act, any other brokers, dealers or agents affecting the sale of any of the shares offered in this prospectus, may be “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. Any commissions received by underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are paying all fees and expenses incident to the registration of the shares, but excluding brokerage commissions or underwriter discounts. The Selling Stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The Selling Stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other such person. In the event that the Selling Stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the Selling Stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, RDW may engage in the purchase or sale, long and/or short, of our securities or engage in trading of “derivative” securities based on securities issued by the Company.

We have agreed to indemnify RDW, or its transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments RDW or its pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

We agreed to use our commercially reasonable efforts to keep this prospectus effective until the earlier of the date on which (i) RDW has sold all of the shares of our common stock issued or issuable pursuant to the RDW Notes and/or the conversion of the Notes; or (ii) RDW has no right to acquire any additional shares of our common stock pursuant to the RDW Notes and/or the conversion of the Notes.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock, par value $0.0001 per share, has been quoted with the symbol “FVPD” on the OTC Markets OTCQB since February 18, 2016. From March 15, 2015 through February 9, 2016, we were quoted on the OTC Pinks with the symbol “FVPD”. Prior to March 15, 2015, our stock was quoted on the OTC Pinks with the symbol “MREY”.

On January 3, 2017, the last reported sale price of our common stock as reported on the OTCQB was $0.0085 per share.

Trading in stocks quoted on the OTC Markets OTCQB and OTC Pink are often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

OTC Markets OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Set forth below are the range of high and low prices for our common stock from the OTC Markets OTC Pinks for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions:

Year 2016	High	Low

First Quarter	$ 1.25	$ 0.10
Second Quarter	$ 0.05	$ 0.0022
Third Quarter (through January 3, 2017	$ 0.02	$ 0.067

Year 2015	High	Low

First Quarter	$ 0.01	$ 0.01
Second Quarter	$ 0.01	$ 0.01
Third Quarter	$ 23.96	$ 0.50
Fourth Quarter	$ 1.69	$ 0.92

Year 2014	High	Low
Second Quarter	$ 0.01	$ 0.01
Third Quarter	$ 0.01	$ 0.01
Fourth Quarter	$ 0.01	$ 0.01

Transfer Agent

Our Transfer Agent is Interwest Transfer Co., Inc. located at 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah. Their telephone number is 801-272-9294 and their website is www.interwesttc.com.

Holders

As of the date of this prospectus, we had 205,920,015 shares of common stock outstanding and thirty-seven record holders of our common stock.

Dividends

We have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in our best interest and our shareholders to do so.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock  transaction in the customer's account

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of the Selling Stockholder or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly  traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.

Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Sales of Our Common Stock Under Rule 144

We presently have 219,762,323 common shares outstanding. Of these shares 209,762,323 common shares are held by non-affiliates and 10,000,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933 defines as restricted securities.

We are registering 90,073,530 common shares that are issuable to the Selling Stockholder upon conversion of the First and Second RDW Notes. We are not registering shares held by affiliates in this offering. The remaining non-affiliate shares as well as all of the affiliates’ shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1% of the total issued and outstanding shares in any ninety day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 750,000,000 shares of common stock, $0.0001 par value per share and 5,000,000 shares of Series A Preferred Stock. As of the date of this prospectus there are 219,762,323  shares of our common stock issued and outstanding held by thirty-seven stockholders of record and 5,000,000 shares of our Series A Preferred Stock outstanding held by one person, Paul Feldman, our sole officer and director.

Common Stock

Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the majority of the holders entitled to vote on matters submitted to our common stockholders is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future payment of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

Preferred Stock

We are authorized to issue 5,000,000 preferred shares $0.0001 par value which we have designated as Series A Preferred Stock. The Series A Preferred Stock have the rights designations and preferences set forth below:

•

No dividends shall be paid on the Series A Preferred Stock.

•

The Series A Preferred Stock shall not be convertible into shares of common stock.

•

Each share of Series A Stock shall be entitled to 200 votes per share on all matters submitted to a vote of our stockholders.

•

We shall redeem the Series A Preferred Stock upon request by the holder for the price of

$0.0001 per share.

On December 1, 2015, we approved the issuance of 1,000,000 shares of our non-convertible Series A Preferred Stock to Mr. Feldman and on September 12, 2016 we approved the issuance of an additional 4,000,000 shares of our non-convertible Series A Preferred Stock which entitle him to 200 votes per share or an aggregate of 1,000,000,000 on all matters submitted to our common stockholders.

Options and Warrants

We have no warrants or options to purchase our shares outstanding.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•

The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•

The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•

The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•

The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares  acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

OUR BUSINESS

Overview

Our principal executive office is located at 130 Iowa Lane, Suite 102, Cary, North Carolina 27511. Our telephone number is 919-780-7897. Our website is www.forceprovideo.com and is not part of this prospectus.

We were a development-stage company, incorporated in the state of Florida on March 11, 2011. Our business is the distribution of mini on body video cameras to state and local law enforcement.

As of the date of this prospectus, Paul Feldman is our sole officer and director. Mr. Feldman spends fulltime on our business. We sold our first on body video camera in May of 2015. To date, our products have been sold to ninety-nine  state and local law enforcement agencies.

For the year ended April 30, 2016 and six months ended October 31, 2016, we had revenues of $67,964  and

$33,176, respectively, from the sale of our products and services. For the year ended April 30, 2016 and six months ended October 31, 2016, we had a net loss of $1,262,001 and $839,138 respectively.

As of the date of this prospectus, we had cash on hand of approximately $104,000 for our operational needs. Currently, our operating expenses are approximately $16,000 per month. If we fail to generate sufficient revenues or raise additional funds to meet our monthly operating costs, we would have available cash for our operating needs for approximately 17 months.

Product Development and Sales

Our on-body mini-camera was developed by Paul Feldman, our Chief Executive Officer, President and Director who has significant experience in the development and commercialization of security and surveillance related products. From 2001 through August 2009, Mr. Feldman served as President and a Director of Law Enforcement Associates, Inc., a manufacturer of surveillance products and audio intelligent devices which were sold to the U.S. military and law enforcement. Patent technologies previously developed by Mr. Feldman include U.S. Patent Number 7,631,601 Surveillance Projectile and U.S. Patent Number 2006/0283,345 Surveillance Projectile.

The LE10 on-body camera is designed for use by law enforcement and can be mounted on helmets, tactical vest and riot shields. The LE10 has built-in Wi-Fi, providing connectivity with a smartphone or tablet to enable remote control and content viewing functionality. Video taken by the LE10 is stored by on a HD micro HD SD card which can be transferred to a computer for use as evidence. Downloading the video into evidence requires no special software or expensive cloud storage contracts. The LE10 is equipped with a high definition microphone to capture and record audio. The LE10 can also be used only as a standalone audio recorder to record witness statements or conduct interviews.

The LE10 allows the use of smartphones as a remote control of the camera and has 100 meter WiFi range allowing its user to manage the device with their IPhone or Android device. The LE10 provides high quality video and a sensor that allows the device to shoot in full HD at 30 fps, and 8 MP photos with shutter speed of 8fps in burst mode. In photo mode, the user can take pictures with a delayed timer. The device has three resolutions and slow motion capability allowing its user to create highly quality video while engaged in a variety of physical activity.

The LE10 has a retail price of $195.

We also sell accessories that enhance the functionality and versatility of the LE10. Our products include that enable our customers to capture content while engaged in a wide range of activity. We offer equipment-based mounts, such as the helmet, handlebar, roll bar and tripod mounts, as well as mounts that enable users to wear the mount on their bodies, such as the wrist housing, chest harness and head strap. Other accessories include spare batteries, charging accessories.

Our products are summarized below:

Item	Price
LE10 on-body mini camera	$ 195.00 USD
Remote Control	$ 45.00 USD
SD Card - 64GB	$ 40.00 USD
SD Card - 32GB	$ 25.00 USD
SD Card - 16GB	$ 15.00 USD
Ballistic Helmet Mount	$ 19.95 USD
Evidence Bags - 100 Count	$ 39.00 USD
Suction Mount	$ 29.95 USD
High Rated Suction Mount	$ 39.95 USD
Flotation Block - 1"	$ 6.95 USD
Flotation Block - 1 1/4"	$ 6.95 USD
Handheld Extension	$ 49.95 USD
Forcepro Charger	$ 12.95 USD
Small Helmet Mount	$ 19.95 USD
Side Helmet Mount - Pack of 5	$ 24.95 USD
Small Clamp Mount	$ 26.95 USD
Static Dash Mount	$ 17.95 USD
Vented Helmet Strap	$ 14.95 USD
Helmet Friction Mount	$ 14.95 USD
Handheld Monopod	$ 26.95 USD
HDMI Cable	$ 14.95 USD
12V USB Adapter	$ 10.00 USD
Surf Mount	$ 19.95 USD

Our manufacturer provides a one year warranty for our products.

Our customers include more than twenty-nine state and local law enforcement agencies.

Distribution

Customers purchase products from our website and by telephone order. All products are shipped from our manufacturer to our facility in North Carolina where we process and ship product to our customers using Federal Express or United Parcel Services. Customers pay all shipping charges.

Manufacturing

We purchase our finished products on an as needed basis from our manufacturer Shenzhen AEE Technology Co Ltd (“AEE”), in Shenzen China who provides production, labeling and packaging of our finished product according to our specifications. We agree with AEE as to the particular specifications for manufacturing, labeling and packaging of our products at the time each order is placed.

All material used to manufacture our products is located, purchased and paid for by AEE who invoices us only for our finished product.

We order our products on an as needed basis and we are not obligated to purchase any minimum amount of product from AEE. Additionally, AEE is not obligated to manufacture our products in the future. We pay AEE for all product we order at the time the order is placed. Upon placing an order, AEE creates a purchase order reflecting: (i) the product ordered, (ii) price per item (iii) total cost for the order, (iv) total cost to ship product ordered from our manufacturer to our facility, (iv) that immediate payment in required at the time of the order, and (v) the delivery date and delivery address.

AEE’s purchase order also reflects the twelve month warranty of all products manufactured.

Marketing

Primarily, our sales and marketing efforts include print marketing brochures featuring our products to state and local law enforcement agencies. We create and deliver brochures to state and local law enforcement, every four weeks, using U.S. Mail.

We believe that a marketing strategy focused on print marketing to law enforcement will provide our target customers with the opportunity to view our specific information about our products and their features, which is an optimal strategy to increase sales.

Property

We occupy approximately 900 square feet at 130 Iowa Lane, Suite 102, Cary, NC 27511 pursuant to a lease agreement which expires on December 31, 2018. Our calendar year annual rent for this location is $14,340 for 2016, $14,772 for 2017 and $15,216 for 2018.

We believe this location is suitable for our current needs.

Research and Development

We have not spent any amounts on research and development in the prior two years. All research and development has been completed by Paul Feldman, our Director, President and Chief Executive Officer.

Employees

As of the date of this prospectus, we have four full time employees including Paul Feldman who is our Director, President and Chief Executive Officer. Our other two full time employees are sales persons. Mr. Feldman spends approximately forty hours per week on our business. We have one part time employee who provides clerical and administrative services.

None of our employees are represented by a collective bargaining agreement, nor have we experienced any work stoppages. We maintain good relationships with our employees.

Dependence On a Few Customers

We are not dependent on one or a few customers and we do not expect to be so in the future.

Product Warranty

We accept returns of products two weeks after purchase. Additionally, our manufacturer provides a twelve month warranty on all products manufactured. The occurrence of any material defects in our products could make us liable for damages and warranty claims in excess of our current reserves. In addition, we could incur significant costs to correct any defects, warranty claims or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality of our products could affect our brand image, decrease retailer, distributor and customer demand, and adversely affect our operating results and financial condition. Warranty claims may result in litigation, the occurrence of which could adversely affect our business and operating results.

Competition

The market for on-body cameras is highly competitive. Further, we expect competition to increase in the future as existing competitors introduce new and more competitive offerings alongside their existing products, and as new market entrants introduce new products into our markets. We compete against established, well-known camera manufacturers such as Go Pro, Canon Inc., Nikon Corporation, Olympus Corporation, Polaroid Holding Corporation and Vivitar Corporation, large, diversified electronics companies such as JVC Kenwood Corporation, Panasonic Corporation, Samsung Electronics Co., Sony Corporation and Toshiba Corporation, and specialty companies such as Garmin Ltd. Many of our current competitors have substantial market share, diversified product lines, well- established supply and distribution systems, strong worldwide brand recognition and greater financial, marketing, research and development and other resources than we do.

In addition, many of our existing and potential competitors have substantial competitive advantages, such as:

•

longer operating histories;

•

the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•

broader distribution and established relationships with channel partners;

•

access to larger established customer bases;

•

greater financial resources;

•

large intellectual property portfolios; and

•

the ability to bundle competitive offerings with other products and services.

Moreover, smartphones and tablets with photo and video functionality have significantly displaced traditional camera sales. It is possible that, in the future, the manufacturers of these devices, such as Apple Inc. and Samsung, may design them for use in a range of conditions, including challenging physical environments, or develop products similar to ours. In addition to competition or potential competition from large, established companies, new companies may emerge and offer competitive products. Further, we are aware that certain companies have developed cameras designed and labeled to appear similar to our products, which may confuse consumers or distract consumers from purchasing our products.

Increased competition may result in pricing pressures and reduced profit margins and may impede our ability to continue to increase the sales of our products or cause us to lose market share, any of which could substantially harm our business and results of operations.

Seasonality

Our business, as well as the industry in which we operate, is not seasonal.

Intellectual Property

We have no registered or patented intellectual property. Trademarks and trade names distinguish the various companies from each other. If customers are unable to distinguish our products from those of other companies, we could lose sales to our competitors. We do not have any registered trademarks and trade names, so we only have common law rights with respect to infractions or infringements on its products. Many subtleties exist in product descriptions, offering and names that can easily confuse customers. The name of our principal products may be found in numerous variations of the name and descriptions in various media and product labels. This presents a risk of losing potential customers looking for our products and buying someone else’s because they cannot differentiate between them.

Legal Proceedings

We are not a party to any legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

Forward Looking Statements

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this registration statement.  Some of the statements contained in this registration statement that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this registration statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

• Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

• Our ability to raise capital when needed and on acceptable terms and conditions;

• The intensity of competition;

• General economic conditions; and

• Changes in government regulations.

Results of Operations

Comparison of three and six months ended October 31, 2016 compared with the three and six months ended October 31, 2015

Revenue

Revenue is generated from the sale of our video and audio capture devices and related accessories. For the three months ended October 31, 2016, the Company recognized $17,464 of revenue compared to $19,614 during the three months ended October 31, 2015. For the six months ended October 31, 2016, the Company recognized $33,176 of revenue compared to $35,548 during the six months ended October 31, 2015. Sales were down $2,150 and $2,372 for the three and six months ended October 31, 2016, respectively compared to the prior year. The decrease in sales is due to a slight decrease in product demand. To increase future sales volume, the Company has begun to actively seek out and submit competitive product quotes in response to police department requests for quotes (“RFQ”) domestically and internationally. The Company expects sales subject to RFQ to close between 3 to 12 months from submission.

Gross profit

Gross profit was $5,091 and $7,198 during the three months ended October 31, 2016 and 2015, respectively. Gross profit was $9,400 and $13,431 during the six months ended October 31, 2016 and 2015, respectively. Our Gross margin for the three months ended October 31, 2016 and 2015 was 29.2% and 36.7%, respectively. Our Gross margin for the six months ended October 31, 2016 and 2015 was 28.3% and 37.8%, respectively. The year-over-year decrease in gross margin was due to increased volumes of lower margin product. The Company anticipates fluctuations in the mix of product sales and cannot meaningfully determine at this early stage if our gross margin will increase or decrease with any degree of accuracy.

Operating Expenses

General and administrative costs include costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. General and administrative costs increased to $154,957 during the three months ended October 31, 2016 compared to $102,925 during the three months ended October 31, 2015. General and administrative costs increased to $322,306 during the six months ended October 31, 2016 compared to $147,640 during the six months ended October 31, 2015. General and administrative costs increased due to the Company beginning meaningful operations to promote and sell our products and administer the Company.

Sales and marketing costs include costs to promote and sell our products. Sales and marketing costs increased to $30,579 during the three months ended October 31, 2016 compared to $6,345 for the three months ended October 31, 2015. Sales and marketing costs increased to $89,205 during the six months ended October 31, 2016 compared to $20,905 for the six months ended October 31, 2015. Sales and marketing costs increased due to increased marketing activities to brand and promote our products.

Other Income (Expense)

All the elements of other expense relate to our convertible promissory notes. During the three months ended October 31, 2016 and 2015, other expense totaled $169,482 and $47,275, respectively. During the six months ended October 31, 2016 and 2015, other expense totaled $437,026 and $47,275, respectively.

Liquidity and Working Capital

Our principal source of liquidity is cash in the bank and salable inventory. As of October 31, 2016, our current assets totaled $337,254 and were comprised primarily of $158,603 in cash and $147,930 of inventory. We expect to incur losses as we introduce our products and services. These conditions raise doubt about our ability to continue as a going concern. Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to expand the range and scope of business operations. We will try to raise additional funds through private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

For the six months ended October 31, 2016, net cash flows used in operating activities was $439,690, compared to $197,881 for the six months ended October 31, 2015.

For the six months ended October 31, 2016, net cash flows used in investing activities was $16,480, compared to $671 for the six months ended October 31, 2015.

For the six months ended October 31, 2016, we generated cash flows from financing activities of $387,500 from the issuance of convertible promissory notes compared to $45,000 from the sale of common stock and $288,004 of convertible promissory notes for the six months ended October 31, 2015. To date, we have financed our operations primarily through the issuance of debt and equity.

Comparison of Operating Results for the Twelve Months Ended April 30, 2016 to the Twelve Months Ended April 30, 2015:

Revenue

Revenue is generated from the sale of our video and audio capture devices and related accessories. For the year ended April 30, 2016, the Company recognized $67,964 of revenue compared to $5,000 during the year ended April 30, 2015. The increase is due to the establishment of our video and audio capturing product sales during the year ended April 30, 2016 compared to no such operations in the prior year.

Gross profit

Gross profit was $28,399 and $5,000 during the years ended April 30, 2016 and 2015, respectively. Our gross margin for the year ended April 30, 2016 was 41.8% with no meaningful comparison for the year ended April 30, 2015. The Company anticipates fluctuations in the mix of product sales and cannot meaningfully determine at this early stage if our gross margin will increase or decrease with any degree of accuracy.

Operating Expenses

Operating expenses include costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs and costs to promote and sell our products. Operating costs increased $501,502 to $569,501 during the year ended April 30, 2016 compared to $67,999 during the year ended April 30, 2015. Operating costs increased due to the Company beginning meaningful operations to promote and sell our products and administer the Company.

Other Income (Expense)

All the elements of other income (expense) relate to our convertible promissory notes. During the year ended April 30, 2016, the Company incurred $26,711 of interest expense related to the stated interest and $694,188 for the accretion of the debt discount resulting from note issuance fees and the beneficial conversion feature contained on our convertible promissory notes.

Liquidity and Working Capital

Our principal source of liquidity is cash in the bank and salable inventory. As of April 30, 2016 our current assets totaled $360,300 and were comprised primarily of $227,273 in cash and $129,870 of inventory and prepaid inventory. Due to the “start-up” nature of our business, we expect to incur losses as we develop and introduce our products and services. These conditions raise doubt about our ability to continue as a going concern. Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to expand the range and scope of business operations. We will try to raise additional funds through private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all. If we are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

For the year ended April 30, 2016, net cash flows used in operating activities was $634,369, compared to $73,524 for the year ended April 30, 2015.

For the year ended April 30, 2016, net cash flows used in investing activities was $7,588, compared to $0 for the year ended April 30, 2015.

For the year ended April 30, 2016, we generated cash flows from financing activities of $834,004 from the issuance of common and preferred stock and convertible promissory notes compared to $54,999 for the year ended April 30, 2015. To date, we have financed our operations primarily through the issuance of debt and equity.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial position, operating results, liquidity, capital expenditures of capital resources.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, and position of our sole executive officer and director. Our executive officers are elected annually by our Board of Directors. Our directors are elected annually by our shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name Paul Feldman	Age 60	Position Chief Executive Officer, President	Appointment Date February 2, 2015
and Director

Paul Feldman, Director Chief Executive Officer and President

Paul Feldman has served as our sole Director, President and Chief Executive Officer since February 2, 2015. From October 2011 to January 29, 2015, Mr. Feldman served as President of Cobra Xtreme Video, Inc., a reseller of video cameras. From November 1, 2009 through September 30, 2011, Mr. Feldman was not employed.

Mr. Feldman received a Bachelor of Science from Duke University in 1978.

Term of Office

Our directors serve for a one-year term to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders. Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Family Relationships

There are no family relationships among our directors and executive officers.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•

Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Director Independence

Paul Feldman is our sole officer and director. Mr. Feldman is also our majority shareholder. Mr. Feldman is not “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Board Committees

We do not have any standing audit, nominating, and compensation committees of the Board of Directors, or committees performing similar functions.

Code of Business Conduct and Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial, or accounting officer. All Board actions have been taken by written action rather than formal meetings.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the officer and directors for services rendered in all capacities for the years ending April 30, 2016 and 2015. No other officers and directors were compensated during the years ended 2016 and 2015.

Names and Principal Position	Year Ended April 30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Feldman, Chief Executive Officer, President and Director	2016 2015	$81,461 $ 9,000	0 0	0 0	0 0	0 0	0 0	0 0	$81,461 $ 9,000

(1)

On February 2, 2015, Paul Feldman purchased 10,000,000 shares of our common stock for $0.0001 per share or an aggregate of $1,000 from our former president. On December 1, 2015, and September 12, 2016, we approved the issuance of 1,000,000 and 4,000,000 shares of our non-convertible Series A Preferred Stock to Mr. Feldman which entitle him to 200,000 votes per share or an aggregate of 1,000,000,000 on all matters submitted to our common stockholders. We valued the 1,000 Series A shares at $0.0001 per share or an aggregate of $5,000. As a result of Mr. Feldman’s ownership of 10,000,000 common shares and 1,000,000 Series A Preferred Stock he holds an aggregate of approximately 83% of the votes on all matters submitted to a vote of our stockholders. As such, he controls all matters submitted to a vote of our stockholders.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END APRIL 30, 2016 AND APRIL 30, 2015

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Feldman 2016	0	0	0	0	0	0	0	0	0
2015	0	0	0	0	0	0	0	0	0

We paid our sole officer and director, Paul Feldman $81,461 and $9,000 during the year ended April 30, 2016 and April 30, 2015, respectively. Mr. Feldman receives an annual salary of $100,000 beginning in November of 2015. We based his salary and stock bonuses upon the hours committed, his experience and the level of skill required to perform services rendered.

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the table above was there:

•

any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

•

any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•

any option or equity grant;

•

any non-equity incentive plan award made to a named executive officer;

•

any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•

any payment for any item to be included under the heading “All Other Compensation” in the Summary Compensation Table.

Employment Agreements with Management

On November 24, 2015, we entered into an agreement with Paul Feldman, our Chief Executive Officer, President, Treasurer and Director, to provide services to us. The agreement has a term of two years and requires us to pay $100,000 per year to Mr. Feldman for his services as our Chief Executive Officer, President, Treasurer and Director.

Our Board of Directors determines the compensation paid to our executive officers, based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the Board of Directors from time to time. The Board of Directors will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have and have never had any equity compensation plans and therefore no equity awards are outstanding as of the date of this prospectus.

Director Compensation

Our directors do not receive any other compensation for serving on the Board of Directors.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Our directors are not reimbursed for expenses incurred by them in connection with attending board meetings and they do not receive any other compensation for serving on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 2013, we received $1,700 from our former president, at no cost to us, which we accounted for as a contribution of capital.

During the three month period ended October 31, 2013, our former President paid an aggregate of $22,284 of our obligations which consisted primarily of auditor, legal, and transfer agent fees. These transactions were accounted for as capital contributions.

During the three month period ended January 31, 2014, our former president personally paid $1,750 of our obligations to our auditor.  The transaction was accounted for as a capital contribution.

On September 27, 2013, we sold 7,500,000 shares of our common stock to Douglas Ward, our former Chief Executive Officer and President at the price of $0.001 per share for an aggregate of $7,500.

On November 24, 2015, we entered into an agreement with Paul Feldman, our Director, Chief Executive Officer and President, to provide services to us. The agreement has a term of two years and requires us to pay $100,000 per year to Mr. Feldman for his services as our Director, Chief Executive Officer and President.

On December 1, 2015 and September 12, 2016, we approved the issuance of 1,000,000 and 4,000,000 shares of our non-convertible Series A Preferred Stock to Mr. Feldman which entitle him to 200,000 votes per share or an aggregate of 1,000,000,000 on all matters submitted to our common stockholders. We valued the 1,000 Series A shares at $0.0001 per share or an aggregate of $5,000. As a result of Mr. Feldman’s ownership of 10,000,000 common shares and 1,000,000 Series A Preferred Stock he holds approximately 83% of the votes on all matters submitted to a vote of our stockholders. Both before and after the issuance of the 5,000,000 Series A Preferred Stock to Mr. Feldman he had the ability to control all matters submitted to a vote of our stockholders.

During the three month period ended January 31, 2014, our former president personally paid $1,750 of our obligations to our auditor.  The transaction was accounted for as a capital contribution.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party in the prior two years or in any proposed transaction to which we are proposed to be a party:

•

Any of our directors or officers;

•

Any proposed nominee for election as our director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares; or

•

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date of this prospectus, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty days through an exercise of stock options or warrants  or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within sixty days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at 130  Iowa Lane, Suite 102, Cary, North Carolina 27511.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Held (1)
COMMON STOCK
Paul Feldman, Director, Chief Executive Officer & President (2)	10,000,000	4.85%
All Officers & Directors (1 Person)	10,000,000	4.85%
PREFERRED STOCK
Paul Feldman Director, Chief Executive Officer & President (2)	5,000,000	100%
All Officers and Directors (1 Person)	5,000,000	100%

(1)

Based on 219,762,323 shares of common stock issued and outstanding as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

On February 2, 2015, Paul Feldman purchased 10,000,000 shares of our common stock for $0.0001 per share or an aggregate of $1,000 from our former president. On December 1, 2015 and September 12, 2016, we approved the issuance of a total of 5,000,000 shares of our non-convertible Series A Preferred Stock to Mr. Feldman which entitle him to 200 votes per share or an aggregate of 1,000,000,000 on all matters submitted to our common stockholders. We valued the 5,000 Series A shares at $0.0001 per share or an aggregate of $5,000. As a result of Mr. Feldman’s ownership of 10,000,000 common shares and 5,000,000 Series A Preferred Stock he holds an aggregate of 1,010,000,000 of 1,219,762,323 total votes representing approximately 83% of the votes on all matters submitted to a vote of our stockholders. Both before and after the issuance of the 5,000,000 Series A Preferred Stock to Mr. Feldman he had the ability to control all matters submitted to a vote of our common stockholders.

This table above is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table are subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INTEREST OF NAMED EXPERTS

The financial statements for the years ended April 30, 2016 and 2015, included in this prospectus have been audited by Baum & Company P.A., an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Eric P. Littman, P.A. has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person  had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the securities in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC- 0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

Force Protection Video Equipment Corp Balance Sheets

	October 31,	April 30,
	2016	2016
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$ 158,603	$ 227,273
Accounts receivable	6,721	3,157
Inventory	147,930	70,361
Prepaid inventory	24,000	59,509
Total current assets	337,254	360,300

Property and equipment, net of accumulated depreciation of $2,700 and $476, respectively	21,367	7,112
Deposits	1,945	1,945
Total assets	$ 360,566	$ 369,357

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$ 47,092	$ 30,059
Convertible promissory notes net of discount of $181,824 and $204,718, respectively	279,148	91,074
Total current liabilities	326,240	121,133

Long-term liabilities	871	983
Total liabilities	327,111	122,116

Commitments and contingencies (Note 5)

Stockholders' equity
Series A Preferred stock, $0.0001 par value 5,000,000 shares authorized; issued and outstanding 1,000,000 at October 31, 2016 and April 30, 2016.	100	100
Common stock, $0.0001 par value 750,000,000 shares authorized; issued and outstanding 177,117,321 and 40,525,595 at October 31, 2016 and April 30, 2016, respectively.	17,711	4,052
Additional paid-in capital	2,329,907	1,718,214
Accumulated deficit	(1,475,125)	(1,475,125)
Total stockholders' equity	872,593	247,241
Total liabilities and stockholders' equity	$ 1,199,704	$ 369,357

(The accompanying notes are an integral part of these financial statements)

Force Protection Video Equipment Corp
Statements of Operations (Unaudited)
For the Three and Six Months Ended October 31, 2016 and 2015

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Income
Net revenue	$ 17,464	$ 19,614	$ 33,176	$ 35,548
Cost of goods sold	12,373	12,416	23,777	22,117
Gross profit	5,091	7,198	9,400	13,431

Operating expenses
General and administrative	154,957	102,925	322,306	147,640
Sales and marketing	30,579	6,345	89,205	20,905
Total operating expenses	185,536	109,270	411,511	168,545
Loss from operations	(180,445)	(102,072)	(402,112)	(155,114)

Other income (expense)
Interest income	-	1,184	-	1,184
Interest expense	(7,651)	(3,392)	(14,132)	(3,392)
Accretion of debt discount	(161,831)	(43,328)	(422,894)	(43,328)
Amortization of deferred finance charges	-	(1,739)	-	(1,739)
Total other income (expense)	(169,482)	(47,275)	(437,026)	(47,275)
Loss before taxes	(349,926)	(149,347)	(839,138)	(202,389)
Provision for income taxes	-	-	-	-
Net loss	$ (349,926)	$ (149,347)	$ (839,138)	$ (202,389)

Net (loss) per common share basic and diluted	$ (0.00)	$ (0.01)	$ (0.01)	$ (0.01)

Weighted average common shares outstanding basic and diluted	160,873,532	18,746,707	110,129,348	18,633,109

(The accompanying notes are an integral part of these financial statements)

Force Protection Video Equipment Corp
Statement of Stockholders' Equity
For the Six Months Ended October 31, 2016 and Year Ended April 30, 2016

					Additional		Total
	Series A Preferred Stock		Common Stock		paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, April 30, 2015	-	$ -	18,295,000	$ 1,829	$ 254,854	$ (213,124)	$ 43,559
Preferred stock issued for cash	1,000,000	100	-	-	900	-	1,000
Common stock issued for cash	-	-	450,000	45	44,955	-	45,000
Common stock issued in exchange for services	-	-	10,095	1	14,499	-	14,500
Discount on convertible promissory note due to common stock issued	-	-	31,912	3	17,997	-	18,000
Common stock issued upon conversion of convertible promissory notes	-	-	21,738,588	2,174	630,599	-	632,773
Discount on convertible promissory note due to beneficial conversion feature	-	-	-	-	754,410	-	754,410
Net loss	-	-	-	-	-	(1,262,001)	(1,262,001)
Balance, April 30, 2016	1,000,000	100	40,525,595	4,052	1,718,214	(1,475,125)	247,241
Common stock issued upon conversion of convertible promissory notes	-	-	136,591,726	13,659	296,693	-	310,352
Discount on convertible promissory note due to beneficial conversion feature	-	-	-	-	315,000	-	315,000
Net loss	-	-	-	-	-	(839,138)	(839,138)
Balance, July 31, 2016 (Unaudited)	1,000,000	$ 100	177,117,321	$ 17,711	$ 2,329,907	$ (2,314,263)	$ 33,455

(The accompanying notes are an integral part of these financial statements)

Force Protection Video Equipment Corporation
Statements of Cash Flows (Unaudited)
For the Six Months Ended October 31, 2016 and 2015

	Six Months Ended October 31,
	2016	2015
Cash flows from operating activities:
Net (Loss)	$ (839,138)	$ (202,389)
Adjustments to reconcile net loss to net cash provided (used in) operating activities:
Depreciation and Amortization	2,224	1,739
Accretion of debt discount	422,894	43,328
Share based compensation expense	-	14,500
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(3,564)	(7,163)
(Increase) decrease in deferred financing costs	-	(7,761)
(Increase) decrease in inventory	(77,569)	(26,347)
(Increase) decrease in other assets	35,509	(12,739)
Increase (decrease) in accounts payable and accrued expenses	20,066	(1,049)
Increase (decrease) in other liabilities	(112)	-
Net cash (used) by operating activities	(439,690)	(197,881)
Cash flows from investing activities:
Purchase of equipment and vehicles	(16,480)	(671)
Net cash (used) by investing activities	(16,480)	(671)
Cash flows from financing activities:
Proceeds from sale of common stock	-	45,000
Proceeds from convertible promissory notes	387,500	288,004
Net cash provided by financing activities	387,500	333,004
Increase (decrease) in cash	(68,670)	134,452
Cash and cash equivalents at beginning of period	227,273	35,226
Cash and cash equivalents at end of period	$ 158,603	$ 169,678
Supplemental disclosures of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -
Non-cash operating activities:
Common stock issued for conversion of notes payable	$ 310,352	$ -

(The accompanying notes are an integral part of these financial statements)

FORCE PROTECTION VIDEO EQUIPMENT CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2016 AND 2015

NOTE 1 –ORGANIZATION AND GOING CONCERN

Organization

Force Protection Video Equipment Corp., (the Company), was incorporated on March 11, 2011, under the laws of the State of Florida as M Street Gallery, Inc.  On September 25, 2013, we changed our name to Enhance-Your-Reputation.com, Inc. and changed our business to providing reputation management and enhancement services. On February 2, 2015 the Company changed its name to Force Protection Video Corp. to focus on the sale of mini body video cameras and accessories to consumers and law enforcement.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America and applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

During the six months ended October 31, 2016, the Company recognized revenue of $33,176 and a net operating loss of $402,112. As of October 31, 2016, the Company had net working capital of $11,014 and an accumulated deficit of $2,314,263.

In view of these conditions, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Historically, the Company has relied upon funds from the sale of shares of stock, issuance of promissory notes and loans from its shareholders and private investors to finance its operations and growth. Management is planning to raise necessary additional funds for working capital through loans and/or additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited financial statements of Force Protection Video Equipment Corp. (the “Company”) as of October 31, 2016, and for the three and six months ended October 31, 2016 and 2015, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited financial statements and notes thereto for the year ended April 30, 2016, as filed with the Securities and Exchange Commission as part of the Company’s Form 10-K. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Estimates

The preparation of the Company’s financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Inventory

Our inventory is comprised of finished goods, cameras and recording equipment. The Company’s inventory is stated at the lower of cost or market. The Company also makes prepayments against the future delivery of inventory classified as prepaid inventory.

Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances.  The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Property and Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. Depreciation for financial statement purposes is computed on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Vehicles	5 years
Office Equipment	3 - 5 years
Furniture & equipment	5 - 7 years

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Revenue Recognition

The Company recognizes revenue when (a) pervasive evidence of an arrangement exists (b) products are delivered or services have been rendered (c) the sales price is fixed or determinable, and (d) collection is reasonably assured.

Marketing and Advertising Costs

Marketing and advertising costs are anticipated to be expensed as incurred. The Company recognized $22,513 and $68,874 in marketing and advertising costs during the three and six months ended October 31, 2016, respectively. The Company recognized $3,929 and $18,226 in marketing and advertising costs during the three and six months ended October 31, 2015, respectively.

Stock Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

As of October 31, 2016 and April 30, 2016, the Company did not have any assets or liabilities that were required to be measured at fair value on a recurring basis or on a non-recurring basis.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and accounts payable and accrued expenses. The carrying amounts of the Company’s financial instruments approximate fair value because of the short term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect those estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments.

Net Income (Loss) Per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS, if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money).

Following is the computation of basic and diluted net loss per share for the three and six months ended October 31, 2016 and 2015:

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$ (349,926)	$ (149,347)	$ (839,138)	$ (202,389)
Denominator:
Weighted average number of common shares outstanding	160,873,532	18,746,707	110,129,348	18,633,109
Basic and diluted EPS	$ (0.00)	$ (0.01)	$ (0.01)	$ (0.01)

Potentially dilutive securities not included in the calculation of diluted net loss per share attributable to common stockholders because to do so would be anti-dilutive are as follows (in common stock equivalent shares):

Convertible promissory notes	50,491,376	497,772	50,491,376	497,772

Concentrations of risk

During the three months ended October 31, 2016, three customers accounted for 50.2% (19.8%, 17.2% and 13.2%) of sales. During the three months ended October 31, 2015, two customers accounted for 26.1% (16.0% and 10.1%) of sales.

During the six months ended October 31, 2016, one customer accounted for 10.4% of sales. During the six months ended October 31, 2015, no customer accounted for more than 10% of sales.

The Company relies on third parties for the supply and manufacture of its capture devices, some of which are sole-source suppliers.  The Company believes that outsourcing manufacturing enables greater scale and flexibility. As demand and product lines change, the Company periodically evaluates the need and advisability of adding manufacturers to support its operations.  In instances where a supply and manufacture agreement does not exist or suppliers fail to perform their obligations, the Company may be unable to find alternative suppliers or satisfactorily deliver its products to its customers on time, if at all.  During the three months ended October 31, 2016, one supplier accounted for 62.5% of our inventory purchases. During the six months ended October 31, 2016, two suppliers accounted for 88.0% (76.2% and 11.8%) of our inventory purchases. During the three months ended October 31, 2015, one supplier accounted for 96.4% of our inventory purchases. During the six months ended October 31, 2015, one supplier accounted for 95.0% of our inventory purchases.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02 amending the accounting for leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months, in addition to those currently recorded, on our balance sheets. Presentation of leases within the statements of operations and statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its financial statements.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805). This ASU eliminates the requirement for retrospective application of measurement period adjustments relating to provisional amounts recorded in a business combination as of the acquisition date. The amendments in this update require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. For public business entities, the amendments will be effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The Company does not expect this accounting update to have a material effect on its financial statements in future periods, although that could change.

In April 2015, the FASB issued ASU 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40). This ASU provides guidance about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the software license element of the arrangement should be accounted for consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the arrangement should be accounted for as a service contract. For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. This ASU requires retrospective adoption and will be effective for fiscal years beginning after December 15, 2015 and for interim periods within those fiscal years. We expect the adoption of this guidance will not have a material impact on our financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, to clarify the principles used to recognize revenue for all entities. In March 2016, the FASB issued ASU 2016-08 to further clarify the implementation guidance on principal versus agent considerations. The guidance is effective for annual and interim periods beginning after December 15, 2017, and early adoption is permitted. The Company does not expect this accounting update to have a material effect on its financial statements.

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable to us, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our financial statements.

NOTE 3 - FIXED ASSETS

Fixed assets consisted of the following:

	October 31,	April 30,
	2016	2016
Vehicles	$ 15,376	$ -
Furniture and fixtures	6,212	6,212
Computers and office equipment	2,480	1,376
Total fixed assets	24,068	7,588
Accumulated depreciation	(2,701)	(476)
Total fixed assets	$ 21,367	$ 7,112

During the three months ended October 31, 2016 and 2015, the Company recognized $1,288 and $0, respectively, in depreciation expense. During the six months ended October 31, 2016 and 2015, the Company recognized $2,224 and $0, respectively, in depreciation expense.

NOTE 4 – CONVERTIBLE PROMISSORY NOTES

Following is a summary of our outstanding convertible promissory notes as of October 31, 2016:

			Current Balances
Lender	Issue Date	Maturity	Principle	Interest	Total
RDW Capital, LLC Note 2	12/31/2015	6/30/16	$ -	$ 13,405	$ 13,405
RDW Capital, LLC Note 3	3/10/2016	9/10/16	792	-	792
RDW Capital, LLC Note 4	5/13/2016	11/13/16	92,680	3,790	96,470
RDW Capital, LLC Note 5	5/20/2016	11/20/16	52,500	1,968	54,468
RDW Capital, LLC Note 6	8/22/2016	2/22/17	157,500	2,469	159,969
RDW Capital, LLC Note 7	9/1/2016	3/1/17	157,500	2,113	159,613
Totals			$ 460,972	$ 23,745	$ 484,717
Debt discount balance			(181,824)
Balance sheet balances			$ 279,148

Following is a summary of our outstanding convertible promissory notes as of April 30, 2016:

			Current Balances
Lender	Issue Date	Maturity	Principle	Interest	Total
LG Capital Funding, LLC	4/20/2016	9/11/2016	$ 13,000	$ 34	$ 13,034
Black Forest Capital, LLC	10/8/2015	10/8/2016	19,500	3,001	22,501
RDW Capital, LLC Note 1	11/10/2015	5/10/16	157,500	6,136	163,636
RDW Capital, LLC Note 2	1/0/1900	6/30/16	105,000	2,861	107,861
RDW Capital, LLC Note 3	3/10/2016	9/10/16	792	614	1,406
Totals			$ 295,792	$ 12,646	$ 308,438
Debt discount balance			(204,718)
Balance sheet balances			$ 91,074

The company determined that each convertible promissory notes conversion feature is indexed to the Company’s stock, which is an input to a fair value measurement of a fixed-for-fixed option on equity shares. Thus, the conversion feature of the notes meets the scope exception under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") 815-40-15-7 and treatment under ASC 470-20 – Debt with Conversion and Other Options is appropriate.

LG Capital Funding, LLC

On September 11, 2015 the Company entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG") for the sale of an 8% convertible note in the principal amount of $81,000 and proceeds of $75,000 net of legal expenses (the “LG Note”).

The LG Note was convertible into common stock at a price equal to 60% of the lowest trading price during the 20 trading days immediately preceding the applicable conversion.

The LG Note principle was discounted for the value of the legal fees of $6,000 and the intrinsic value of the beneficial conversion feature of $68,000. The resulting $74,000 discount was fully accreted through July 31, 2016 due to full repayment of the LG Note on May 2, 2016.

During the six months ended October 31, 2016, the Company recognized no interest expense and debt discount accretion of $7,741. On May 2, 2016, LG converted the remaining $13,034 of principal and interest into 775,844 shares of common stock.

Black Forest Capital, LLC

On October 8, 2015 the Company sold and Black Forest Capital, LLC (“Black Forest”) purchased a 10% convertible note in the principal amount of $53,000 (the “Black Forest Note”) of which the Company received $50,000 after payment of legal fees. The Black Forest Note matured in 12 months on October 8, 2016. The Black Forest Note was convertible into common stock, at Black Forest’s option anytime following the issuance date, at a price for each share of common stock equal to 40% of the lowest trading price during the 20 trading days immediately preceding the applicable conversion.

The Black Forrest Note principle was discounted for the value of legal fees of $3,000 and the intrinsic value of the beneficial conversion feature of $50,000. The calculated intrinsic value was $127,199. As this amount resulted in a total debt discount that exceeded the Black Forest Note principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of the Black Forest Note. The resulting $53,000 discount was accreted through July 31, 2016 due to repayment of the Black Forest Note.

During the six months ended October 31, 2016, the Company recognized no interest expense and debt discount accretion of $9,992. During the six months ended October 31, 2016, Black Forrest converted the remaining $22,499 of principal and interest into 11,076,775 shares of common stock.

RDW Capital, LLC

On November 12, 2015, the Company entered into a Securities Purchase Agreement (“RDW SPA 1”) with RDW Capital, LLC (“RDW”), a Florida limited liability company. On November 12, 2015, the Company and RDW entered into the First Amended Securities Purchase Agreement. On November 12, 2015, the Company and RDW entered into the Second Amended Securities Purchase Agreement. On February 17, 2016, the Company and RDW entered into the Third Amended Securities Purchase Agreement. On February 17, 2016, the Company and RDW entered into the Fourth Amended Securities Purchase Agreement. On May 9, 2016, the Company and RDW entered into a Securities Purchase Agreement (“RDW SPA 2”). On August 22, 2016, the Company and RDW entered into a Securities Purchase Agreement (“RDW SPA 3”). On September 1, 2016, the Company and RDW entered into a Securities Purchase Agreement (“RDW SPA 4”). RDW SPA 1, amendments thereto, RDW SPA 2, RDW SPA 3 and RDW SPA 4 may hereinafter be referred to collectively as, the “RDW SPAs”.

RDW Note 1 - In connection with RDW SPA 1 and amendments thereto, on November 12, 2016, the Company issued to RDW a convertible note (“RWD Note 1”) due on April 10, 2016 in the principal amount of $157,500 of which the Company received proceeds of $130,000 after payment of a $7,500 original issue discount (“OID”) and legal and due diligence fees totaling $20,000.

RDW Note 1 principle was discounted for the value of the OID, due diligence fees and the intrinsic value of the beneficial conversion feature. The calculated intrinsic value was $121,406. As this amount resulted in a total debt discount that was less than RDW Note 1 principal, the full $121,406 discount was recognized. The resulting $148,906 discount was accreted over the 5 month term of RDW Note 1 through April 10, 2016.

RDW Note 2 - In connection with RDW SPA 1 and amendments thereto, on December 31, 2015, the Company issued to RDW a convertible note (“RDW Note 2”) due on June 30, 2016 in the principal amount of $105,000 of which the Company received proceeds of $90,000 after payment of a $5,000 OID and due diligence fees totaling $10,000.

RDW Note 2 principle was discounted for the value of the OID, due diligence fees and the intrinsic value of the beneficial conversion feature. The calculated intrinsic value was $98,086. As this amount resulted in a total debt discount that exceeds RDW Note 2 principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of RDW Note 2. The resulting $105,000 discount was accreted over the 5 month term of RDW Note 2 through June 30, 2016.

RDW Note1 and RDW Note 2 - During the three and six months ended October 31, 2016, the Company recognized the following transactions related to RDW Note 1 and RDW Note 2:

•

Recorded $651 and $4,407 of interest expense, respectively,

•

Recorded $35,192 and $35,192 of debt discount accretion, respectively,

•

Issued 80,281,822 shares of common stock upon the conversion of $115,293 of note principle during the three months ended October 31, 2016 and issued 115,939,107 shares of common stock upon the conversion of $262,500 of note principle during the six months ended October 31, 2016.

RDW Note 3 - In connection with RDW SPA 1 and amendments thereto, on March 10, 2016, the Company issued to RDW a convertible note (“RDW Note 3”) due on September 10, 2016 in the principal amount of $210,000 of which the Company received proceeds of $180,000 after payment of a $10,000 OID and due diligence fees totaling $20,000.

RDW Note 3 principal was discounted for the OID, due diligence fees, stock issued to an advisor in connection with RDW Note 3 totaling $18,000, and the intrinsic value of the beneficial conversion feature. The calculated intrinsic value was $227,391. As this amount resulted in a total debt discount that exceeded RDW Note 3 principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of RDW Note 3. The resulting $210,000 discount was accreted through April 30, 2016, the date RDW Note 3 was paid down to a principal and interest balance of $1,405.

During the three and six months ended October 31, 2016, the Company recognized -$613 of interest expense and $151,793 of debt discount accretion related to RDW Note 3.

RDW Note 4 - In connection with RDW SPA 2, on May 13, 2016, the Company issued to RDW a convertible note (“RDW Note 4”) due on November 13, 2016 in the principal amount of $105,000 of which the Company received proceeds of $82,500 after payment of a $5,000 OID, $7,500 of legal fees and $10,000 of due diligence fees.

RDW Note 4 principle was discounted for the value of the OID, legal fees due diligence fees and intrinsic value of the beneficial conversion feature. The calculated intrinsic value was $70,000. As this amount resulted in a total debt discount that was less than RDW Note 4 principal, the full $70,000 discount was recognized. The resulting $92,500 discount is being accreted over the 6 month term of RDW Note 4 through November 13, 2016.

During the three and six months ended October 31, 2016, the Company recognized the following transactions related to RDW Note 4:

•

Recorded $1,971 and $3,789 of interest expense, respectively,

•

Recorded $46,250 and $85,965 of debt discount accretion, respectively,

•

Issued 8,800,000 shares of common stock upon the conversion of $12,320 of note principle during the three and six months ended October 31, 2016.

RDW Note 5 - In connection with RDW SPA 2, on May 20, 2016, the Company issued to RDW a convertible note (“RDW Note 5”) due on November 20, 2016 in the principal amount of $52,500 of which the Company received proceeds of $45,000 after payment of a $2,500 OID and $5,000 of due diligence fees.

RDW Note 5 principle was discounted for the value of the OID, due diligence fees and intrinsic value of the beneficial conversion feature. The calculated intrinsic value was $35,000. As this amount resulted in a total debt discount that was less than RDW Note 5 principal, the full $35,000 discount was recognized. The resulting $42,500 discount is being accreted over the 6 month term of RDW Note 5 through November 20, 2016.

During the three and six months ended October 31, 2016, the Company recognized the following transactions related to RDW Note 5:

•

Recorded $1,059 and $1,968 of interest expense, respectively,

•

Recorded $21,250 and $37,880 of debt discount accretion, respectively,

RDW Note 6 - In connection with RDW SPA 3, on August 22, 2016, the Company issued to RDW a convertible note (“RDW Note 6”) due on February 22, 2017 in the principal amount of $157,500 of which the Company received proceeds of $130,000 after payment of a $7,500 OID and legal and due diligence fees totaling $20,000.

RDW Note 6 principle was discounted for the value of the OID, legal and due diligence fees and intrinsic value of the beneficial conversion feature. The calculated intrinsic value was $105,000. As this amount resulted in a total debt discount that was less than RDW Note 6 principal, the full $105,000 discount was recognized. The resulting $132,500 discount is being accreted over the 6 month term of RDW Note 6 through February 22, 2017.

During the three months ended October 31, 2016, the Company recognized $2,469 of interest expense and $50,408 of debt discount accretion related to RDW Note 6.

RDW Note 7 – In connection with RDW SPA 4 under which RDW agreed to purchase an aggregate of up to $367,500 in principal amount of notes, on September 1, 2016, the Company issued to RDW a convertible note (“RDW Note 7”) due on March 1, 2017 in the principal amount of $157,500 of which the Company received proceeds of $130,000 after payment of a $7,500 OID and legal and due diligence fees totaling $20,000. The second tranche for $210,000 will occur on the date that is two trading days from the date a registration statement is declared effective by the SEC.

RDW Note 7 principle was discounted for the value of the OID, legal and due diligence fees and intrinsic value of the beneficial conversion feature. The calculated intrinsic value was $105,000. As this amount resulted in a total debt discount that was less than RDW Note 7 principal, the full $105,000 discount was recognized. The resulting $132,500 discount is being accreted over the 6 month term of RDW Note 7 through March 1, 2017.

During the three months ended October 31, 2016, the Company recognized $2,114 of interest expense and $43,923 of debt discount accretion related to RDW Note 7.

RDW Note 1, RDW Note 2, RDW Note 3, RDW Note 4, RDW Note 5, RDW Note 6 and RDW Note 7 may hereinafter be referred to collectively as, the “RDW Notes”.

The RDW Notes have the following terms and conditions:

• The principal amount outstanding accrues interest at a rate of eight percent (8%) per annum.

• Interest is due and payable on each conversion date and on the Maturity Date.

• At any time, at the option of the holder, the RDW notes are convertible, into shares of our common stock at a conversion price equal to sixty percent (60%) of the lowest traded price of our common stock in the twenty (20) days prior to the conversion date, at any time, at the option of the holder (the “Conversion Price”).

• The RDW Notes are unsecured obligations.

• We may prepay the RDW Notes in whole or in part at any time with ten (10) days written notice to the holder for the sum of the outstanding principal and interest multiplied by one hundred and thirty percent (130%).  RDW may continue to convert the notes from the date of the notice of prepayment until the date of prepayment.

•  Default interest of twenty-four percent (24%) per annum.

• Interest on overdue accrued and unpaid interest will incur a late fee of the lower of eighteen percent (18%) per annum or the maximum rate permitted by law.

• Upon an event of default, RDW may accelerate the outstanding principal, plus accrued and unpaid interest, and other amounts owing through the date of acceleration (“Acceleration”).

• Upon Acceleration, the amount due will be one hundred thirty percent (130%) of the outstanding principal amount of the Note and accrued and unpaid interest, together with payment of all other amounts, costs, expenses and liquidated damages.

• In the event of our default, at the request of the holder, we must pay one hundred fifty percent (150%) of the outstanding balance plus accrued interest and default interest.

• We must reserve three (3) times the amount of shares necessary for the issuance of common stock upon conversion.

• Conversions of the RDW Notes shall not be permitted if such conversion will result in the holder owning more than four point ninety-nine percent (4.99%) of our common shares outstanding after giving effect to such conversion.

In total, during the three and six months ended October 31, 2016, the Company recognized $7,651 and $14,134, respectively, of interest expense and $161,831 and $405,161, respectively, of debt discount accretion related to the RDW Notes.

In total, during the three months ended October 31, 2016, RDW converted $127,613 of RDW Note principal into 89,081,822 shares of common stock. In total, during the six months ended October 31, 2016, RDW converted $274,820 of RDW Note principal into 124,739,107 shares of common stock.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Product Warranties

Our products are sold with a one (1) year manufacturer’s warranty. The Company has no obligation to provide warranty service or replacement. The Company does offer an extended warranty for a fee. The extended warranty expires one year from the day the manufacturer warranty expires. Warranty costs during the second year of an extended warranty are born by the manufacturer. As a result, the Company has no, or limited warranty liability exposure.

Operating Lease

On March 21, 2015, the Company entered into a lease of office space at 130 Iowa Lane, Suite 102, Carry, North Carolina 27511. The lease expires on March 31, 2018. The Company has no other noncancelable operating leases. Future minimum lease payments under this operating lease with an initial term in excess of one year as of October 31, 2016 are as follows:

Fiscal Year

2017

$7,314

2018

$14,920

2019

$10,144

Thereafter

$0

During the three months ended October 31, 2016 and 2015, rent expense for office space totaled $3,882 and $3,000, respectively. During the six months ended October 31, 2016 and 2015, rent expense for office space totaled $7,576 and $5,250, respectively.

Supplier Purchase Commitments

The Company periodically makes contractual, advance inventory purchases in the ordinary course of business. As of October 31, 2016, the Company was obligated to purchase $11,000 of inventory under a non-exclusive distribution agreement.

NOTE 6 – STOCKHOLDER'S EQUITY

As of October 31, 2016 and April 30, 2016, there were 177,117,321 and 40,525,595 shares of common stock outstanding, respectively and there were 1,000,000 and 1,000,000 shares of Series A Preferred Stock outstanding, respectively.

On January 19, 2016, we amended our Articles of Incorporation to increase our authorized common stock from 50,000,000 shares to 250,000,000 shares and authorized the creation of 1,000,000 shares of Series A preferred stock with each share being entitled to 200,000 (i.e., 200:1) votes per share and with no right of conversion into shares of common stock.

On August 4, 2016, we approved an amendment to our Articles of Incorporation to increase our authorized common stock from 250,000,000 shares to 750,000,000 shares and authorized Series A preferred stock from 1,000,000 shares to 5,000,000 shares. The amendment became effective September 8, 2016.

During the six months ended October 31, 2016, the company issued 136,591,726 shares of common stock upon the conversion of convertible promissory note principal and interest totaling $310,352.

During the year ended April 30, 2016, the Company issued preferred stock and common stock as follows:

•

10,095 shares of common stock were issued in exchange for services valued at the close price of our stock resulting in stock compensation expense of $14,500.

•

31,912 shares of common stock were issued in connection with RDW Note 3 and valued at $18,000 as stated in the related agreements.

•

450,000 shares of common stock were issued for cash of $0.10 per share resulting in the Company receiving $45,000.

•

1,000,000 shares of non-convertible Series A Preferred Stock to Paul Feldman, CEO, which entitle him to 200,000 votes per share or an aggregate of 200,000,000 votes on all matters submitted to our common stockholders. We valued the 1,000 Series A shares at $.0001 per share or an aggregate of $1,000.

•

21,738,588 shares of common stock were issued upon the conversion of $618,708 of convertible note principal and interest.

NOTE 7 – SUBSEQUENT EVENTS

Management has reviewed material events subsequent of the quarterly period ended October 31, 2016 and prior to the filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

RDW converted $54,090 of convertible note principal into 18,030,000 shares of common stock.

Baum & Company, P.A.

Certified Public Accountants

1688 Meridian Avenue, Suite 504

Miami Beach, Florida 33139

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Force Protection Video Equipment Corp.

We have audited the accompanying balance sheet of Force Protection Video Equipment Corp. ("the Company") as of April 30, 2016 and 2015, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Force Protection Video Equipment Corp. as of April 30, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated positive net income since inception, has an accumulated deficit, and does not have positive cash flows from operating activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Miami Beach, Florida

June 16, 2016

/s/ Baum & Company, P.A.

Force Protection Video Equipment Corporation
Balance Sheets
	April 30,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$ 227,273	$ 35,226
Inventory	70,361	-
Prepaid inventory	59,509	25,350
Accounts receivable	3,157	-
Total current assets	360,300	60,576

Property and equipment, net of accumulated depreciation of $476	7,112	-
Deposits	1,945	-
Total assets	$ 369,357	$ 60,576

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$ 30,059	$ 17,017
Convertible promissory notes net of discount of $204,718	91,074	-
Total current liabilities	121,133	17,017

Long-term liabilities	983	-
Total liabilities	122,116

Commitments and contingencies (Note 5)

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value 1,000,000 shares authorized; issued and outstanding 1,000,000 and 0 at April 30, 2016 and 2015.	100	-
Common stock, $0.0001 par value 250,000,000 shares authorized; issued and outstanding 40,525,595 and 18,295,000 at April 30, 2016 and 2015, respectively.	4,052	1,829
Additional paid-in capital	1,718,214	254,854
Accumulated deficit	(1,475,125)	(213,124)
Total stockholders' equity (deficit)	247,241	43,559
Total liabilities and stockholders' equity (deficit)	$ 369,357	$ 60,576

The accompanying notes are an integral part of these financial statements

Force Protection Video Equipment Corporation
Statements of Operations
For the Years Ended April 30, 2016 and 2015

	Years Ended April 30,
	2016	2015
Income
Net revenue	$ 67,964	$ 5,000
Cost of goods sold	39,565	-
Gross profit	28,399	5,000

Operating expenses
General and administrative	485,186	67,136
Sales and marketing	58,326	863
Product development	25,989	-
Total operating expenses	569,501	67,999
Loss from operations	(541,102)	(62,999)

Other income (expense)
Interest expense	(26,711)	- -
Accretion of debt discount	(694,188)	-
Total other income (expense)	(720,899)	-
Loss before taxes	(1,262,001)	(62,999)
Provision for income taxes	-	-
Net loss	$ (1,262,001)	$ (62,999)

Net (loss) per common share basic and diluted	$ (0.06)	$ (0.00)

Weighted average common shares outstanding basic and diluted	20,631,092	18,148,846

The accompanying notes are an integral part of these financial statements

Force Protection Video Equipment Corporation
Statement of Stockholders' Deficit
For the Years Ended April 30, 2016 and 2015

					Additional		Total
	Preferred Stock		Common Stock		paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, April 30, 2014	-	$ -	18,145,000	$ 1,814	$ 199,870	$ (150,125)	$ 51,559

Common stock issued for cash	-	-	150,000	15	54,984	-	54,999
Net loss	-	-	-	-	-	(62,999)	(62,999)
Balance, April 30, 2015	-	-	18,295,000	1,829	254,854	(213,124)	43,559

Preferred stock issued for cash	1,000,000	100	-	-	900	-	1,000
Common stock issued for cash	-	-	450,000	45	44,955	-	45,000
Common stock issued in exchange for services	-	-	10,095	1	14,499	-	14,500
Discount on convertible promissory note due to common stock issued	-	-	31,912	3	17,997	-	18,000
Common stock issued upon conversion of convertible promissory notes	-	-	21,738,588	2,174	630,599	-	632,773
Discount on convertible promissory note due to beneficial conversion feature	-	-	-	-	754,410	-	754,410
Net loss	-	-	-	-	-	(694,188)	(694,188)
Balance, April 30, 2016	1,000,000	$ 100	40,525,595	$ 4,052	$ 1,718,214	$ (907,312)	$ 815,054

The accompanying notes are an integral part of these financial statements

Statements of Cash Flows
For the Years Ended April 30, 2016 and 2015

	Years Ended April 30,
	2016	2015
Cash flows from operating activities:
Net (Loss)	$ (1,262,001)	$ (62,999)
Adjustments to reconcile net loss to net cash provided (used in) operating activities:
Depreciation and Amortization	476	-
Accretion of debt discount	694,188	-
Share based compensation expense	14,500	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(3,157)	-
(Increase) decrease in inventory	(70,361)	-
(Increase) decrease in other assets	(36,104)	(25,350)
Increase (decrease) in accounts payable and accrued expenses	27,107	14,825
Increase (decrease) in other liabilities	983	-
Net cash (used) by operating activities	(634,369)	(73,524)

Cash flows from investing activities:
Purchase of equipment	(7,588)	-
Net cash (used) by investing activities	(7,588)	-

Cash flows from financing activities:
Proceeds from sale of common stock	45,000	54,999
Proceeds from sale of preferred stock	1,000	-
Proceeds from convertible promissory notes	788,004	-
Net cash provided by financing activities	834,004	54,999

Increase (decrease) in cash	192,047	(18,525)
Cash and cash equivalents at beginning of period	35,226	53,751
Cash and cash equivalents at end of period	$ 227,273	$ 35,226

Supplemental disclosures of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

Non-cash operating activities:
Value of common stock issued in exchange for services	$ 14,500	$ -

FORCE PROTECTION VIDEO EQUIPMENT CORP.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2016 AND 2015

NOTE 1 –ORGANIZATION AND GOING CONCERN

Organization

Force Protection Video Equipment Corp., (the Company), was incorporated on March 11, 2011, under the laws of the State of Florida as M Street Gallery, Inc.  On September 25, 2013, we changed our name to Enhance-Your-Reputation.com, Inc. and changed our business to providing reputation management and enhancement services. On February 2, 2015 the Company changed its name to Force Protection Video Corp.  to focus on the sale of mini body video cameras and accessories to consumers and law enforcement.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America and applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

During the year ended April 30, 2016, the Company recognized revenue of $67,964 and a net operating loss of $541,102. As of April 30, 2016, the Company had working capital of $239,167 and an accumulated deficit of $1,475,125.

In view of these conditions, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Historically, the Company has relied upon funds from the sale of shares of stock, issuance of promissory notes and loans from its shareholders and private investors to finance its operations and growth. Management is planning to raise necessary additional funds for working capital through loans and/or additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of the Company’s financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Inventory

Our inventory is comprised of finished goods, cameras and recording equipment. The Company’s inventory is stated at the lower of cost or market. The Company also makes prepayments against the future delivery of inventory classified as prepaid inventory.

Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances.  The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Property and Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. Depreciation for financial statement purposes is computed on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives

Office Equipment	3 - 5 years
Furniture & equipment	5 - 7 years

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Revenue Recognition

The Company recognizes revenue when (a) pervasive evidence of an arrangement exists (b) products are delivered or services have been rendered (c) the sales price is fixed or determinable, and (d) collection is reasonably assured.

Advertising costs

Advertising costs are anticipated to be expensed as incurred. The Company recognized $21,683 and $0 in advertising costs during the years ended April 30, 2016 and 2015, respectively.

Stock Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

As of April 30, 2016 and 2015 the Company did not have any assets or liabilities that were required to be measured at fair value on a recurring basis or on a non-recurring basis.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and accounts payable and accrued expenses. The carrying amounts of the Company’s financial instruments approximate fair value because of the short term maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect those estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments.

Net Income (Loss) Per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS, if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money).

Following is the computation of basic and diluted net loss per share for the years ended April 30, 2016 and 2015:

	Years Ended
	April 30,
	2016	2015
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$ (1,262,001)	$ (62,999)

Denominator:
Weighted average number of common shares outstanding	20,631,092	18,148,846

Basic and diluted EPS	$ (0.06)	$ (0.00)

Potentially dilutive securities not included in the calculation of diluted net loss per share attributable to common stockholders because to do so would be anti-dilutive are as follows (in common stock equivalent shares):

Convertible promissory notes	17,760,424	-

Concentrations of risk

During the year ended April 30, 2016, no customer accounted for more than 5% of sales. During the year ended April 30, 2015, one customer accounted for 100% of sales.

The Company relies on third parties for the supply and manufacture of its capture devices, some of which are sole-source suppliers.  The Company believes that outsourcing manufacturing enables greater scale and flexibility. As demand and product lines change, the Company periodically evaluates the need and advisability of adding manufacturers to support its operations.  In instances where a supply and manufacture agreement does not exist or suppliers fail to perform their obligations, the Company may be unable to find alternative suppliers or satisfactorily deliver its products to its customers on time, if at all.  During the year ended April 30 2016, two suppliers accounted for 97% (84% and 13%) of our inventory purchases.

Recent Accounting Pronouncements

In September 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2015-16, Business Combinations (Topic 805). This ASU eliminates the requirement for retrospective application of measurement period adjustments relating to provisional amounts recorded in a business combination as of the acquisition date. The amendments in this update require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. For public business entities, the amendments will be effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In April 2015, the FASB issued ASU 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40). This ASU provides guidance about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the software license element of the arrangement should be accounted for consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the arrangement should be accounted for as a service contract. For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted.

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. This ASU requires retrospective adoption and will be effective for fiscal years beginning after December 15, 2015 and for interim periods within those fiscal years. We expect the adoption of this guidance will not have a material impact on our financial statements.

In February 2015, the FASB issued ASU 2015-02, “Amendments to the Consolidation Analysis”, which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP relating to whether or not to consolidate certain legal entities. Early adoption is permitted. The Company’s effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In January 2015, the FASB issued ASU 2015-01, “Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items”, which eliminates the concept from U.S. GAAP the concept of an extraordinary item. Under the ASU, an entity will no longer (1) segregate an extraordinary item from the results of ordinary operations; (2) separately present an extraordinary item on its income statement, net of tax, after income from continuing operations; or (3) disclose income taxes and earnings-per-share data applicable to an extraordinary item. Early adoption is permitted. The Company’s effective date for adoption is May 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205 40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management does not expect the adoption of ASU 2014-15 to have a material impact on our financial statements and disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes most existing revenue recognition guidance under US GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). On July 9, 2015, the FASB voted to defer the effective date of the new revenue recognition standard by one year. Based on the Board's decision, public organizations would apply the new revenue standard to annual reporting periods beginning after December 15, 2017. We are currently evaluating the impact of the pending adoption of ASU 2014-09 on our consolidated financial statements and have not yet determined the method by which we will adopt the standard.

We review new accounting standards as issued. Although some of these accounting standards issued or effective after the end of our previous fiscal year may be applicable to us, we have not identified any standards that we believe merit further discussion. We believe that none of the new standards will have a significant impact on our financial statements.

NOTE 3 - FIXED ASSETS

Fixed assets consisted of the following:

	April 30,
	2016	2015
Furniture and fixtures	6,212	-
Computers and office equipment	1,376	-
Total fixed assets	7,588	-
Accumulated depreciation	(476)	-
Total fixed assets	$ 7,112	$ -

During the years ended April 30, 2016 and 2015, the Company recognized $476 and $0, respectively, in depreciation expense.

NOTE 4 – CONVERTIBLE PROMISSORY NOTES

Following is a summary of our outstanding convertible promissory notes as of April 30, 2016:

			Current Balances
Lender	Issue Date	Maturity	Principle	Interest	Total
LG Capital Funding, LLC	4/20/2016	9/11/2016	$ 13,000	$ 34	$ 13,034
Black Forest Capital, LLC	10/8/2015	10/8/2016	19,500	3,001	22,501
RDW Capital, LLC Note 1	11/10/2015	5/10/16	157,500	6,136	163,636
RDW Capital, LLC Note 2	1/0/1900	6/30/16	105,000	2,861	107,861
RDW Capital, LLC Note 3	3/10/2016	9/10/16	792	614	1,406
Totals			$ 295,792	$ 12,646	$ 308,438
Debt discount balance			(204,718)
Balance sheet balances			$ 91,074

The company determined that each convertible promissory notes conversion feature is indexed to the Company’s stock, which is an input to a fair value measurement of a fixed-for-fixed option on equity shares. Thus, the conversion feature of the notes meets the scope exception under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC") 815-40-15-7 and treatment under ASC 470-20 – Debt with Conversion and Other Options is appropriate.

EMA Financial, LLC

On August 25, 2015 the Company entered into a Securities Purchase Agreement with EMA Financial, LLC (“EMA”), for the sale of an 8% convertible note in the principal amount of $105,000 (the “EMA Note”) of which the Company received $80,504 after payment of legal and due diligence fees of $5,000, finder's fee of $9,500 and original issue discount (“OID”) of $9,996. The EMA Note matured in twelve (12) months on August 25, 2016. The EMA Note was convertible into common stock, at EMA’s option anytime following the issuance date, at a price for each share of common stock equal to 60% of the lowest trading price during the twenty (20) trading days immediately preceding the applicable conversion. In no event was EMA effect a conversion if such conversion results in EMA beneficially owning in excess of 4.9% of the outstanding common stock of the Company.

The EMA Note principle was discounted for the value of the OID, legal fees and finder’s fee totaling $24,496, and the intrinsic value of the beneficial conversion feature of $80,504 which was computed as the difference between the fair value of the common stock issuable upon conversion of the EMA Note and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $145,000. As this amount resulted in a total debt discount that exceeds the EMA Note proceeds, the discount recorded for the beneficial conversion feature was limited to the principal amount of the EMA Note. The resulting $105,000 discount was accreted through April 18, 2016, the date the note balance was paid in full.

During the year ended April 30, 2016, the Company recognized interest expense of $5,444 and debt discount accretion of $105,000. During the year ended April 30, 2016, EMA converted $110,444 of principal and interest into 3,857,115 shares of common stock. The EMA Note has been paid in full as of April 30, 2016

Adar Bays, LLC

On September 11, 2015 the Company entered into a Securities Purchase Agreement with Adar Bays, LLC ("Adar") for the sale of an 8% convertible note in the principal amount of $81,000 (which includes Adar legal expenses in the amount of $6,000) (the “Adar Note”) of which Adar funded $27,000 upon closing, $27,000 on March 30, 2016 and $27,000 on April 13, 2016.

The Adar Note bore interest at 8% with all interest and principal due on September 11, 2016. The Adar Note was convertible into common stock anytime after 6 months, at Adar’s option, at a price for each share of common stock equal to 60% (the “Conversion Factor”) of the lowest trading price during the twenty (20) trading days immediately preceding the applicable conversion.

Adar agreed to restrict its ability to convert the Adar Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock.

The Adar Note principle was discounted for the value of the legal fees of $6,000 and the intrinsic value of the beneficial conversion feature of $75,000 computed as the difference between the fair value of the common stock issuable upon conversion of the Adar Note and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $109,000. As this amount resulted in a total debt discount that exceeds the Adar Note principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of the Adar Note. The resulting $81,000 discount was accreted through April 18, 2016, the date the note balance was paid in full.

During the year ended April 30, 2016, the Company recognized interest expense of $1,144 and debt discount accretion of $75,000 During the year ended April 30, 2016, Adar converted $82,144 of principal and interest into 3,194,887 shares of common stock. The Adar Note has been paid in full as of April 30, 2016.

Auctus Fund, LLC

On September 30, 2015 the Company entered into a Securities Purchase Agreement with Auctus Fund, LLC (“Auctus”), for the sale of an 8% convertible note in the principal amount of $66,000 (the “Auctus Note”) of which the Company received $57,500 after payment of legal and due diligence fees. The Auctus Note matured in 9 months on June 30, 2016. The Auctus Note was convertible into common stock, at Auctus’s option anytime following the issuance date, at a price for each share of common stock equal to 60% of the lowest trading price during the 20 trading days immediately preceding the applicable conversion. In no event was Auctus to effect a conversion if such conversion resulted in Auctus beneficially owning in excess of 4.99% of the outstanding common stock of the Company.

The Actus Note principle was discounted for the value of the legal and due diligence fees of $8,500 and the intrinsic value of the beneficial conversion feature of $57,500 computed as the difference between the fair value of the common stock issuable upon conversion of the Auctus Note and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $62,625. As this amount resulted in a total debt discount that exceeded the Auctus Note principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of the Auctus Note. The resulting $66,000 discount was accreted through April 18, 2016, the date the note balance was paid in full.

During the year ended April 30, 2016, the Company recognized interest expense of $2,749 and debt discount accretion of $66,000. During the year ended April 30, 2016, Actus converted $68,749 of principal and interest into 2,716,689 shares of common stock. The Actus Note has been paid in full as of April 30, 2016.

JSJ Investments, Inc.

On October 6, 2015 the Company sold and JSJ Investments, Inc. (“JSJ”) purchased a 12% convertible note in the principal amount of $56,000 (the “JSJ Note”) of which the Company received $51,000 after payment of a $5,000 original issue discount. The JSJ Note matured in 6 months on April 6, 2016. The JSJ Note was convertible into common stock, at JSJ ’s option anytime following the issuance date, at a price for each share of common stock equal to 60% of the lowest trading price during the 20 trading days immediately preceding the applicable conversion. In no event was JSJ to effect a conversion if such conversion resulted in JSJ beneficially owning in excess of 4.99% of the outstanding common stock of the Company.

The JSJ Note principle was discounted for the value of the OID of $5,000 and the intrinsic value of the beneficial conversion feature of $51,000 computed as the difference between the fair value of the common stock issuable upon conversion of the JSJ Note and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $57,866. As this amount resulted in a total debt discount that exceeds the JSJ Note principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of the JSJ Note. The resulting $56,000 discount was accreted through April 26, 2016, the date the note balance was paid in full.

During the year ended April 30, 2016, the Company recognized interest expense of $3,536 and debt discount accretion of $56,000. During the year ended April 30, 2016, JSJ converted $59,536 of principal and interest into 3,543,799 shares of common stock. The JSJ Note has been paid in full as of April 30, 2016.

LG Capital Funding, LLC

On September 11, 2015 the Company entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG") for the sale of an 8% convertible note in the principal amount of $81,000 (which includes LG legal expenses in the amount of $6,000) (the “LG Note”) of which LG funded $27,000 upon closing, $27,000 on March 30, 2016 and $27,000 on April 20, 2016.

The LG Note bears interest of 8%. All interest and principal must be repaid on September 11, 2016. The LG Note is convertible into common stock anytime after 6 months, at LG’s option, at a price for each share of common stock equal to 60% of the lowest trading price during the 20 trading days immediately preceding the applicable conversion. In the event the Company elects to prepay all or any portion of the LG Note during the first 180 days, the Company is required to pay to LG an amount in cash equal to 150% multiplied by the sum of all principal and interest. The note may not be prepaid after the 180th day.

LG agreed to restrict its ability to convert the LG Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock. The LG Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion within the required timeframes.

The LG Note principle was discounted for the value of the legal fees of $6,000 and the intrinsic value of the beneficial conversion feature of $68,000 computed as the difference between the fair value of the common stock issuable upon conversion of the LG Note and the total price to convert based on the effective conversion price on the date of issuance. The resulting $74,000 discount is being accreted over the 12 month term of the LG Note.

During the year ended April 30, 2016, the Company recognized interest expense of $1,227 and debt discount accretion of $66,259. During the year LG converted $69,193 of principal and interest into 3,035,913 shares of common stock leaving a principal balance due of $13,000 as of April 30, 2016.

Black Forest Capital, LLC

On October 8, 2015 the Company sold and Black Forest Capital, LLC (“Black Forest”) purchased a 10% convertible note in the principal amount of $53,000 (the “Black Forest Note”) of which the Company received $50,000 after payment of legal fees. The Black Forest Note matures in 12 months on October 8, 2016. The Black Forest Note is convertible into common stock, at Black Forest’s option anytime following the issuance date, at a price for each share of common stock equal to 40% of the lowest trading price during the 20 trading days immediately preceding the applicable conversion. In no event shall Black Forest effect a conversion if such conversion results in Black Forest beneficially owning in excess of 4.99% of the outstanding common stock of the Company. The Black Forest Note and accrued interest may be prepaid within the 180 day period following the issuance date at an amount equal to 135% of the outstanding principle and unpaid interest. After expiration of the 180 days, the Black Forest Note may not be prepaid. Upon the occurrence of an event of default the balance of principle and interest shall increase to 140%.

The Black Forrest Note principle was discounted for the value of legal fees of $3,000 and the intrinsic value of the beneficial conversion feature of $50,000 computed as the difference between the fair value of the common stock issuable upon conversion of the Black Forest Note and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $127,199. As this amount resulted in a total debt discount that exceeds the Black Forest Note principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of the Black Forest Note. The resulting $53,000 discount is being accreted over the 12 month term of the Black Forest Note.

During the year ended April 30, 2016, the Company recognized interest expense of $3,001 and debt discount accretion of $43,008. During the year Black Forrest converted $33,500 of principal and interest into 2,991,074 shares of common stock leaving a principal balance due of $19,500 as of April 30, 2016.

RDW Capital, LLC

RDW Securities Purchase Agreement #1

On November 10, 2015, we entered into a Securities Purchase Agreement (“RDW SPA 1”) with RDW Capital, LLC (“RDW”), a Florida limited liability company wherein RDW committed to lend us up to $1,150,000 in convertible notes. On closing, we issued to RDW, an eight percent (8%) convertible note (“RWD Note 1”) in the principal amount of $157,500 of which the Company received $130,000 after payment of legal and due diligence fees totaling $27,500.

On December 31, 2015, in connection with the RDW SPA 1, we issued to RDW a second convertible note in the principal amount of $105,000 (“RDW Note 2”) of which the Company received $90,000 after payment of legal and due diligence fees totaling $15,000.

On February 17, 2016, we entered into Amendment No. 3 to the RDW SPA 1 which increased the amount RDW will invest to an aggregate of $2,362,500 of convertible notes payable in six (6) tranches with the first tranche of $157,500 (RDW Note 1); second tranche of $105,000 (RDW Note 2); and third tranche of $525,000 ($210,000 (RDW Note 3) as described below was funded) (collectively the “RDW Notes”), having already been paid; the fourth tranche of $525,000 due within five (5) days after the effective date of a registration statement covering the fourth tranche; the fifth tranche of $525,000 within five (5) business days after the effective date of a registration statement covering the fifth tranche; and the sixth tranche of 525,000 within five (5) business days after the effective date of a registration statement covering the sixth tranche

On March 10, 2016, in connection with the RDW SPA 1, we issued to RDW a third convertible note in the principal amount of $210,000 (“RDW Note 3”) of which the Company received $180,000 after payment of legal and due diligence fees totaling $30,000

The RDW Notes have the following terms and conditions:

• The principal amount outstanding accrues interest at a rate of eight percent (8%) per annum.

• Interest is due and payable on each conversion date and on the Maturity Date.

• Mature 5-6 months, after issuance.

• At any time, at the option of the holder, the RDW notes are convertible, into shares of our common stock at a conversion price equal to sixty percent (60%) of the lowest traded price of our common stock in the twenty (20) days prior to the conversion date, at any time, at the option of the holder (the “Conversion Price”).

• The RDW Notes are unsecured obligations.

• We may prepay the RDW Notes in whole or in part at any time with ten (10) days written notice to the holder for the sum of the outstanding principal and interest multiplied by one hundred and thirty percent (130%).  RDW may continue to convert the notes from the date of the notice of prepayment until the date of prepayment.

•  Default interest of twenty-four percent (24%) per annum.

• Interest on overdue accrued and unpaid interest will incur a late fee of the lower of eighteen percent (18%) per annum or the maximum rate permitted by law.

• Upon an event of default, RDW may accelerate the outstanding principal, plus accrued and unpaid interest, and other amounts owing through the date of acceleration (“Acceleration”).

• Upon Acceleration, the amount due will be one hundred thirty percent (130%) of the outstanding principal amount of the Note and accrued and unpaid interest, together with payment of all other amounts, costs, expenses and liquidated damages.

• In the event of our default, at the request of the holder, we must pay one hundred fifty percent (150%) of the outstanding balance plus accrued interest and default interest.

• We must reserve three (3) times the amount of shares necessary for the issuance of common stock upon conversion.

• Conversions of the RDW Notes shall not be permitted if such conversion will result in the holder owning more than four point ninety-nine percent (4.99%) of our common shares outstanding after giving effect to such conversion.

RDW Note 1 principle was discounted for the value of the legal and finder’s fees totaling $27,500 and the intrinsic value of the beneficial conversion feature of $121,406 which was computed as the difference between the fair value of the common stock issuable upon conversion of RDW Note 1 and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $121,406. As this amount resulted in a total debt discount that was less than RDW Note 1 principal, the full $121,406 discount was recognized. The resulting $148,906 discount was accreted over the 5 month term of RDW Note 1 through April 10, 2016.

RDW Note 2 principle was discounted for the value of the legal fees totaling $15,000 and the intrinsic value of the beneficial conversion feature which was computed as the difference between the fair value of the common stock issuable upon conversion of RDW Note 2 and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $98,086. As this amount resulted in a total debt discount that exceeds RDW Note 2 principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of RDW Note 2. The resulting $105,000 discount is being accreted over the 5 month term of RDW Note 2 through June 30, 2016.

RDW Note 3 principle was discounted for the value of fees totaling $30,000, stock issued to an advisor in connection with RDW Note 3 totaling $18,000, and the intrinsic value of the beneficial conversion feature which was computed as the difference between the fair value of the common stock issuable upon conversion of RDW Note 3 and the total price to convert based on the effective conversion price on the date of issuance. The calculated intrinsic value was $227,391. As this amount resulted in a total debt discount that exceeded RDW Note 3 principal, the discount recorded for the beneficial conversion feature was limited to the principal amount of RDW Note 3. The resulting $210,000 discount was accreted through April 30, 2016, the date RDW Note 3 was paid in full.

Related to the RDW Notes, during the year ended April 30, 2016, the Company recognized interest expense of $9,611 and debt discount accretion of $276,921.

During the year RDW converted $209,208 of RDW Note 3 principal and interest into 2,415,000 shares of common stock leaving a principal balance due on RDW Note 3 of $792 as of April 30, 2016.

RDW Securities Purchase Agreement #2

On May 9, 2016, we entered into a Securities Purchase Agreement (“RDW SPA 2”) with RDW wherein RDW committed to lend us up to $367,500 in convertible notes in four tranches with proceeds totaling $350,000 as follows: (i) $100,000 which it invested on May 13, 2016, (ii) $50,000 which it invested on May 20, 2016, (iii) $100,000 on June 13, 2016, and (iv) $100,000 on July 13, 2016.

In connection with the RDW SPA 2, on May 13, 2016, we issued to RDW, an eight percent (8%) convertible note in the principal amount of $105,000, in exchange for RDW’s investment of $100,000 (“RDW Note 4”). Out of the proceeds from RDW Note 4, we paid the sum of $7,500 to RDW’s legal counsel, $10,000 to our placement agent, Carter, Terry & Company (“CTC”), a broker-dealer registered with the Securities & Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) and $5,000 towards an original issue discount. Pursuant to the terms of the RDW Purchase Agreement and our agreement with CTC, we received net proceeds of $82,500 from RDW Note 4.

In connection with the RDW SPA 2, on May 20, 2016, we issued a second convertible note to RDW with  the  principal  amount  of  $52,500  (“RDW  Note 5”)  in  exchange  for  RDW’s  investment of $50,000. Out of the proceeds from RDW Note 5, we paid the sum of $5,000 to CTC, as the placement agent pursuant to the terms of our agreement with CTC and $2,500 towards an original issue discount. After payment of this amount, we received net proceeds of $45,000 from RDW Note 5.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Product Warranties

Our products are sold with a one (1) year manufacturer’s warranty. The Company has no obligation to provide warranty service or replacement. The Company does offer an extended warranty for a fee. The extended warranty expires one year from the day the manufacturer warranty expires. Warranty costs during the second year of an extended warranty are born by the manufacturer. As a result, the Company has no, or limited warranty liability exposure.

Operating Lease

On March 21, 2015, the Company entered into a lease of office space at 130 Iowa Lane, Suite 102, Carry, North Carolina 27511. The lease expires on March 31, 2018. The Company has no other noncancelable operating leases. Future minimum lease payments under this operating lease with an initial term in excess of one year as of April 30, 2016 are as follows:

Fiscal Year

2017

$14,776

2018

$14,776

2019

$9,851

Thereafter

$0

Rent expense for office space totaled $10,295 and $0 during the years ended April 30, 2016 and 2015, respectively.

Supplier Purchase Commitments

The Company periodically makes contractual, advance inventory purchases in the ordinary course of business. As of April 30, 2016, the Company was obligated to purchase $35,000 of inventory under a non-exclusive distribution agreement.

NOTE 6 – STOCKHOLDER'S EQUITY

As of April 30, 2016 and 2015, there were 40,525,595 and 18,295,000 shares of common stock outstanding, respectively. As of April 30, 2016 and 2015 there were 1,000,000 and 0 shares of Series A Preferred Stock outstanding, respectively.

On January 19, 2016, we amended our Articles of Incorporation to increase our authorized common stock from 50,000,000 shares to 250,000,000 shares and authorized the creation of 1,000,000 shares of Series A preferred stock with each share being entitled to 200,000 (i.e., 200:1) votes per share and with no right of conversion into shares of common stock.

During the year ended April 30, 2016, the Company issued preferred stock and common stock as follows:

•

10,095 shares of common stock were issued in exchange for services valued at the close price of our stock resulting in stock compensation expense of $14,500.

•

31,912 shares of common stock were issued in connection with RDW Note 3 and valued at $18,000 as stated in the related agreements.

•

450,000 shares of common stock were issued for cash of $0.10 per share resulting in the Company receiving $45,000.

•

1,000,000 shares of non-convertible Series A Preferred Stock to Paul Feldman, CEO, which entitle him to 200,000 votes per share or an aggregate of 200,000,000 votes on all matters submitted to our common stockholders. We valued the 1,000 Series A shares at $.0001 per share or an aggregate of $1,000.

•

21,738,588 shares of common stock were issued upon the conversion of $618,708 of convertible note principal and interest.

During the year ended April 30, 2015, the Company issued common stock as follows:

•

100,000 shares were issued for cash of $0.50 per share resulting in the Company receiving $50,000.

•

50,000 shares for cash of $0.10 per share and received $5,000.

•

On February 2, 2015, Paul Feldman, CEO, purchased 10,000,000 shares of our common stock for $.0001 per share or an aggregate of $1,000 from our former president.

NOTE 7 – INCOME TAXES

No provision for income taxes was recorded in the periods presented due to tax losses incurred in each period.  As of April 30, 2016 and 2015, the Company had net operating loss carry forwards of approximately $668,383 and $116,874, respectively, for income tax reporting purposes.

	April 30,
	2016	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$ 668,383	$ 116,874	$ 58,864
Statutory tax rate	34%	34%	34%
Gross deferred tax assets	227,250	39,737	20,014
Valuation allowance	(227,250)	(39,737)	(20,014)
Net deferred tax asset	$ -	$ -	$ -

Net Loss	1,125,659	1,318,629
Stock comp	9,075	635,000
Accretion	273,403	24,759
meals and ent	6,358	3,157

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. statutory income tax rate to pre-tax loss for the years ended April 30, 2016 and 2015 is as follows:

	April 30,
	2016	2015
Federal Statutory Rate	$ (429,080)	$ (21,420)
Nondeductible expenses	241,567	-
Change in allowance on deferred tax assets	(187,513)	(21,420)
	$ -	$ -

The valuation allowance for deferred tax assets as of April 30, 2016 and 2015 was $227,250 and $39,737, respectively. The net change in the total valuation allowance for the year ended January 31, 2016 was an increase of $187,513. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Due to the uncertainty of realizing the deferred tax asset, management has recorded a valuation allowance against the entire deferred tax asset.

The Company's U.S. federal net operating loss carry forward ("NOL") will expire in years 2033 through 2035; $15,616 of which will expire April 30, 2032, $38,259 on April 30, 2033, $62,999 on April 30, 2034 and $551,509 on April 30, 2035. Utilization of the NOL is subject to annual limitations under Internal Revenue Code Sections 382 and 383, respectively, as a result of significant changes in ownership, private placements and debt conversions. Subsequent significant equity changes, could further limit the utilization of the NOL. The annual limitations have not yet been determined; however, when the annual limitations are determined, the gross deferred tax assets for the NOL will be reduced with a reduction in the valuation allowance of a like amount.

The Company has adopted the accounting guidance related to uncertain tax positions, and has evaluated its tax positions and believes that all of the positions taken by the Company in its federal and state tax returns are more likely than not to be sustained upon examination.  The Company returns are subject to examination by federal and state taxing authorities generally for three years after they are filed.

As of January 31, 2016 and 2015, there were no unrecognized tax benefits.  Accordingly, a tabular reconciliation from beginning to ending periods is not provided.  The Company will classify any future interest and penalties as a component of income tax expense if incurred.  To date, there have been no interest or penalties charged or accrued in relation to unrecognized tax benefits.

The Company does not anticipate that the total amount of unrecognized tax benefits will change significantly in the next twelve months.

In September 2013, the Company’s sole shareholder and former President sold all of his common stock, which represented 94.5% of the Company’s issued and outstanding stock, to the Company’s new president. Pursuant to Internal Revenue Service (IRS) Code Section 382, an ownership change of greater than 50% triggers certain limits to the corporation’s right to use its net operating loss (NOL) carryovers each year thereafter to an annual percentage of the fair market value of the corporation at the time of the ownership change. The Company determined that the ownership change will limit the Company to utilize $15,616 of the $41,828 of NOL’s it incurred prior to the ownership change.

The Company’s tax returns are subject to examination by the federal and state tax authorities for years ended April 30, 2013 through 2016.

NOTE 9 – SUBSEQUENT EVENTS

Management has reviewed material events subsequent of the quarterly period ended April 30, 2016 and prior to the filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”.

On May 9, 2016, we entered into RDW SPA 2 with RDW wherein RDW committed to lend us up to $367,500 in convertible notes in four tranches with proceeds totaling $350,000 (net of $27,500 of OID) as follows: (i) $100,000 (net of $5,000 of OID) which it invested on May 13, 2016, (ii) $50,000 (net of $2,500 of OID) which it invested on May 20, 2016, (iii) $100,000 on June 13, 2016, which has yet to be received, and (iv) $100,000 on July 13, 2016.

In connection with the RDW Purchase Agreement, on May 13, 2016, we issued to RDW, an eight percent (8%) convertible note in the principal amount of $105,000, in exchange for RDW’s investment of $100,000 (“RDW Note 4”) (net of $5,000 of OID). Out of the proceeds from RDW Note 4, we paid the sum of $7,500 to RDW’s legal counsel, and paid $10,000 to CTC. Pursuant to the terms of the RDW SPA 2and our agreement with CTC, we received net proceeds of $82,500 from RDW Note 4.

In connection with the RDW SPA 2, on May 20, 2016, we issued a second convertible note to RDW with  the  principal  amount  of  $52,500  (“RDW  Note 5”) in  exchange  for  RDW’s  investment of $50,000 (net of $2,500 of OID). Out of the proceeds from RDW Note 5, we paid the sum of $5,000 to CTC, as the placement agent pursuant to the terms of our agreement with CTC. After payment of this amount, we received net proceeds of $45,000 from RDW Note 5.

RDW converted $10,624 of convertible note principal into 13,863,185 shares of common stock. With this conversion, RDW Note 1 and RDW Note 2 principal were reduced to $151,876.

LG converted $13,034 of convertible note principal and interest into 775,844 shares of common stock. With this conversion, the LG Note has been paid in full.

Black Forrest converted $14,200 of convertible note principal into 3,392,858 shares of common stock. With this conversion, the Black Forrest Note principle balance was reduced to $5,300.

On May 17, 2016, the Company received a refund of $26,530 against a previous payment classified as prepaid inventory.

90,073,530 Shares of Common Stock

FORCE PROTECTION VIDEO EQUIPMENT CORP.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until

, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is  2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent offering expenses that we previously paid. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

SEC Registration Fee	$ 78.30
Accounting fees and expenses	$ 8,000.00
Legal fees and expense	$ 10,000.00
Edgar Fees	$ 2,500.00
Miscellaneous	$ 1,500.00
Total	$ 22,078.30

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholder. The Selling Stockholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the Board of Directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the our Board of Directors.

The Bylaws also provide that such rights of indemnification shall be a contract right and shall include the right to be paid by us for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

In the prior two years, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, as amended for the offer and sale of the securities. We believed these exemptions were available because sales were made to persons with a pre-existing relationship to our management.

Between March 24, 2015 and May 14, 2015, we sold 100,000 and 50,000 shares of our common stock at the price of $0.50 and $.10 per share respectively, or an aggregate of $50,000 and $5,000.

From August 25, 2015 through May 13, 2016, we issued multiple convertible promissory notes (the “Private Placement Notes”) with a cumulative face amount of $442,000 to six accredited investors. All principal and interest due under the Private Placement Notes was converted between March 2, 2016 and July 8, 2016 into an aggregate of 31,176,207 shares of our common stock at prices between $0.168 and $0.00108 per share.

On November 12, 2015, December 31, 2015, March 10, 2016, May 13, 2015, May 20, 2016 and August 22, 2016, we issued six notes to RDW with an aggregate principal amount of $787,500.  Between March 14, 2016 and August 29, 2016, RDW converted $471,708 into an aggregate of 118,354,107 shares of our common stock at prices between $0.192 and $0.0014 per share. All principal under the November 12, 2015 and December 31, 2015 notes has been paid. There remains a principal balance due of $792, $105,000, $52,500 and $157,500 under the notes dated March 10, 2016, May 13, 2016, May 20, 2016 and August 22, 2016, respectively. The combined accrued and unpaid principal and interest under the notes above is $315,792 and $18,786 as of October 31, 2016.

On April 8, 2015, we sold 50,000 shares of our common stock to David Feldman at the per share price of $.10 or an aggregate of $5,000.

On May 1, 2015, we sold 50,000 shares of our common stock to David Feldman at the price of $.10 per share or an aggregate of $5,000.

On May 3, 2015 we sold 100,000 shares of our common stock to Rose Faye Parrish at the price of $.10 per share or an aggregate of $10,000.

On May 1, 2015, we sold 200,000 shares of our common stock to James Sally at the price of $.10 per share or an aggregate of $20,000.

On May 13, 2015 we sold 100,000 shares of our common stock to Rose Faye Parrish at the price of $0.10 per share or an aggregate of $10,000.

On September 1, 2016, we sold to RDW an 8% Convertible Promissory Note (the “RDW Note”) in the aggregate principal amount of $157,500 for a purchase price of $150,000.  The RDW Note is convertible into shares of our common stock at a conversion price equal to 60% of the lowest traded price of the common stock in the twenty (20) trading days prior to the conversion date.

Shares Issued for Services

On September 1, 2015, we issued 2,165 shares of restricted stock for services rendered to us. We valued these shares at $1.85 per share or an aggregate of $4,000.

On September 11, 2015, we issued 1,320 shares of restricted stock for services rendered to us. We valued these shares at $1.90 per share or an aggregate of $2,000.

On October 1, 2015, we issued 2,805 shares of restricted stock for services rendered to us. We valued these shares at

$1.07 per share or an aggregate of $2,000.

On October 9, 2015, we issued 1,955 shares of restricted stock for services rendered to us. We valued these shares at

$1.28 per share or an aggregate of $2,000.

On October 12, 2015, we issued 1,850 shares of restricted stock for services rendered to us. We valued these shares at $1.38 per share or an aggregate of $2,000.

On December 17, 2015 and September 12, 2106, we approved the issuance of 5,000,000 shares of our non-convertible Series A Preferred Stock to Mr. Feldman which entitle him to 200,000 votes per share or an aggregate of 1,000,000,000 on all matters submitted to our common stockholders. We valued the 5,000 Series A shares at $.0001 per share or an aggregate of $5,000.

Shares Issued Upon Conversion of Promissory Notes

During the year ended April 30, 2016, the Company issued 21,738,588 shares of common stock in repayment of $632,773 of principal and interest on our convertible promissory notes. From January 1, 2016 through August 29, 2016, the company issued 127,791,726 shares of common stock in repayment of $298,032 of principal and interest on our convertible promissory notes.

Item 16.

(a) The following exhibits are filed as part of this registration statement.

Exhibit No.         Description

3.1

Articles of Incorporation dated March 11, 2011 (i)

3.2

Amendment to Articles of Incorporation dated March 28, 2011 (i)

3.3

Amendment to Articles of Incorporation dated September 25, 2013 (i)

3.4

Amendment to Articles of Incorporation dated January 30, 2015 (i)

3.5

Amendment to Articles of Incorporation dated December 1, 2015(i)

3.6

Amendment to Articles of Incorporation Effective September 8, 2016*

3.7

Bylaws (i)

4.1

Form of Common Stock Certificate(iv)

5.1

Opinion Regarding Legality *

10.1

Securities Purchase Agreement with RDW Capital, LLC dated September 1, 2016*

10.2

RDW Capital, LLC Registration Rights Agreement, dated September 1, 2016*

10.3

Convertible Promissory Note Held by RDW Capital, LLC dated September 1, 2016 *

10.4

Promissory Note dated May 13, 1016 (ii)

10.5

Promissory Note dated May 20, 2016 (iii)

23.1

Consent of Baum & Company P.A. *

23.2

Consent of Eric P.Littman, P.A. (Included in Exhibit 5.1) *

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

* Filed herewith.

(i) Incorporated by reference to Form S-1 Filed February 22, 2016

(ii) Incorporated by reference to Form 8-K Filed May 18, 2016

(iii) Incorporated by reference to Form 10-K filed  June 27, 2016

(iv) Incorporated by reference to Form S-1 filed  May 23, 2011

(b) No financial statement schedules have been provided because the information is not required or is shown either in the financial statements or the notes thereto.

Item 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(b)          Rule 415 Offering:

(i)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(ii)

To include any prospectus required by section 10(a)(3) of the Securities Act;

(iii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iv)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

.

(C)

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post- effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or  section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of  providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or  the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona          fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii)

If the registrant is relying on §230.430D of this chapter:

(A)

Each prospectus filed by the registrant pursuant to §230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to §230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration  statement  in  reliance  on  §230.430D  of  this  chapter  relating  to  an  offering  made  pursuant  to §230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

If the registrant is relying on §230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of  an effective registration statement in accordance with §§230.424(h) and 230.430D of this chapter.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary North Carolina on January 6, 2017.

Force Protection Video Equipment Corp.

Date: January 6, 2017

By:  /s/ Paul Feldman

Paul Feldman

Chief Executive Officer, President and Director (Principal Executive Officer)

Date: January 6, 2017

By:  /s/ Paul Feldman

Paul Feldman

Acting Chief Financial Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Date January 6, 2017	Name /s/ Paul Feldman Paul Feldman	Title Chief Executive Officer, President and Director
January 6, 2017	/s/ Paul Feldman Paul Feldman	Acting Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.         Description

3.1

Articles of Incorporation dated March 11, 2011 (i)

3.2

Amendment to Articles of Incorporation dated March 28, 2011 (i)

3.3

Amendment to Articles of Incorporation dated September 25, 2013 (i)

3.4

Amendment to Articles of Incorporation dated January 30, 2015 (i)

3.5

Amendment to Articles of Incorporation dated December 1, 2015(i)

3.6

Amendment to Articles of Incorporation Effective September 8, 2016(v)

3.7

Bylaws (i)

4.1

Form of Common Stock Certificate(iv)

5.1

Opinion Regarding Legality *

10.1

Securities Purchase Agreement with RDW Capital, LLC dated September 1, 2016(v)

10.2

RDW Capital, LLC Registration Rights Agreement, dated September 1, 2016(v)

10.3

Convertible Promissory Note Held by RDW Capital, LLC dated September 1, 2016(v)

10.4

Promissory Note dated May 13, 1016 (ii)

10.5

Promissory Note dated May 20, 2016 (iii)

23.1

Consent of Baum & Company P.A. *

23.2

Consent of Eric P. Littman, P.A. (Included in Exhibit 5.1) *

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

* Filed herewith.

(i) Incorporated by reference to Form S-1 Filed February 22, 2016

(ii) Incorporated by reference to Form 8-K Filed May 18, 2016

(iii) Incorporated by reference to Form 10-K filed  June 27, 2016

(iv) Incorporated by reference to Form S-1 filed  May 23, 2011

(v)

 Incorporated by reference to Form S-1 filed October 11, 2016